UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RENALYTIX PLC
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November 22, 2024

Re:    2024 Annual General Meeting of Renalytix plc

Dear Shareholders,

On behalf of our Board of Directors, I am pleased to invite you to our 2024 Annual General Meeting (the “AGM”) of Renalytix plc (the “Company”) which will be held at 11.00 a.m. (GMT) on December 19, 2024 at 6 Stratton Street, London, W1J 8LD.

This letter, the notice of AGM set out in this document (the “Notice of AGM”), and associated materials for the AGM are being sent, or otherwise made available, to you because, as of November 22, 2024, you are registered as a holder of ordinary shares of £0.0025 each in the capital of the Company (“Ordinary Shares”) in the register of members of the Company. On or about November 25, 2024, this letter, the Notice of AGM and associated materials will also be available to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

The Notice of AGM is set out in this document, and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

Details regarding the business to be conducted at AGM, and admission to the AGM, are described in the accompanying Notice of AGM, proxy statement and the enclosed ADS Proxy Card (if applicable).

For the purposes of the AGM, a quorum will be formed by two shareholders (“Shareholders”) present in person or by proxy and entitled to vote on the business to be transacted at the AGM.

ACTION TO BE TAKEN BY HOLDERS OF ORDINARY SHARES IN THE COMPANY IN RESPECT OF THE ANNUAL GENERAL MEETING

If you are a holder of ADSs, please refer to the section below — “Holders of American Depositary Shares”.

You will not receive a hard copy form of proxy with this document. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/ as soon as possible and, in any event, by no later than 11.00 a.m. (GMT) on December 17, 2024 (or, in the case of an adjourned meeting, no later than 48 hours before the time of such meeting, excluding any part of a day that is not a working day). Shareholders can use this service to vote or appoint a proxy online. You will need to log into your Link Investor Centre account (using your email and password) or register if you have not previously done so. If you have forgotten your email or password, you can request a reminder via the Link Investor Centre web browser. To register, you will need your Investor Code which is detailed on your share certificate or available from Link Group, the Company’s Registrar. You may request a hard copy form of proxy directly from Link Group at shareholderenquiries@linkgroup.co.uk or on +44 (0)371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 – 17:30 (GMT), Monday to Friday excluding public holidays in England and Wales. Hard copy forms of proxy must be received by no later than 11.00 a.m. (GMT) on December 17, 2024.

A proxy may also be appointed by CREST members, by using the CREST electronic proxy appointment service, further details of which are set out in the notes to the Notice of AGM. Proxies submitted via CREST (under ID RA10) must be sent as soon as possible and in any event delivered by no later than 11.00 a.m. (GMT) on December 17, 2024, in order to be valid. The completion and return of a form of proxy, submitting a proxy instruction electronically or submitting a CREST proxy instruction will not preclude Shareholders from attending and/or voting at the AGM should they so wish.

Proxy votes and electronic votes must be received by no later than 11.00 a.m. (GMT) on December 17, 2024.

HOLDERS OF AMERICAN DEPOSITARY SHARES

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Time on November 18, 2024 (the record date for ADS holders). If you hold ADSs through a bank, broker or nominee on November 18, 2024, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions. Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on December 13, 2024.

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

RECOMMENDATION

The Board of Directors believes that each Resolution is in the best interest of the Company and its Shareholders as a whole and is likely to promote the success of the Company. Accordingly, the Board of Directors unanimously recommends that you vote in favor of each of the Resolutions. Each Director with personal holdings of equity interests in the Company intends to do so in respect of his or her own beneficial holdings. You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement.

Thank you for your ongoing support of Renalytix plc.

Sincerely,

Julian Baines MBE
Chairman

Renalytix plc
2 Leman Street
London, E1W9 US
United Kingdom

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 11257655)

NOTICE OF 2024 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON DECEMBER 19, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual General Meeting (the “AGM”) of Renalytix plc (the “Company”) will be held at 11.00 a.m. (GMT) on December 19, 2024 at 6 Stratton Street, London, W1J 8LD to consider, and if thought fit, pass the following resolutions of which Resolutions 1 to 7 will be proposed as ordinary resolutions and Resolutions 8 and 9 as special resolutions.

Ordinary Resolutions

1.      To receive and adopt the accounts for the year ended June 30, 2024 together with the reports of the Directors and the auditors thereon (the “2024 U.K. Annual Report”).

2.      To approve the Directors’ Remuneration Report set out on pages 30 to 45 (inclusive) of the 2024 U.K. Annual Report.

3.      To ratify the selection of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

4.      To re-appoint Messrs PKF Littlejohn LLP as auditors to act as such until the conclusion of the next annual general meeting of the Company at which the requirements of section 437 of the Companies Act 2006 (the “Act”) are complied with.

5.      To authorise the Directors of the Company to determine the auditors’ remuneration for the fiscal year ending June 30, 2025.

6.      That, in respect of the Renalytix Plc 2020 Equity Incentive Plan with Non-Employee Sub-Plan (“2020 EIP”) adopted by the Company’s Board of Directors (the “Board”) on 22 June 2020, as approved by the Company at a general meeting held on 13 July 2020, up to a maximum of 50,000,000 ordinary shares of £0.0025 each in the capital of the Company (“Ordinary Shares”) are hereby authorized for issuance thereunder (the “2025 EIP Share Reserve”). The 2025 EIP Share Reserve will automatically increase on 1 January of each year (commencing on 1 January 2026), in an amount equal to 4% of the Company’s total issued share capital on 31 December of the preceding calendar year, Incentive Options (as defined therein) may be granted thereunder up to a maximum of 100,000,000 with the directors authorized to do all acts and things as are or may be necessary or expedient to carry the same into effect, notwithstanding that the directors may be interested in the same. Notwithstanding the foregoing, the Board may, prior to January 1st of a given year, elect to increase the 2025 EIP Share Reserve by lower than 4% for such year and as a result the 2025 EIP Share Reserve will increase by a lesser number of Ordinary Shares than would otherwise occur pursuant to the preceding sentence. The Administrator (as defined in the 2020 EIP) is hereby authorized to cancel certain existing options and grant replacement options under the 2020 EIP, and grant enterprise management incentive options to eligible employees who are resident in the UK for tax purposes.

7.      That in substitution for any existing such authorities (but without prejudice to any allotment of Relevant Securities (as defined in i) below) made or agreed to be made pursuant to such authorities), the Directors be and they are hereby generally and unconditionally authorized pursuant to section 551 of the Act to exercise all the powers of the Company:

i)       to allot shares and grant rights to subscribe for, or convert any security into, shares of the Company (all of which transactions are hereafter referred to as an allotment of “Relevant Securities”) up to an aggregate nominal amount of £289,805.26 (representing approximately 35% of the Company’s issued share capital); and

ii)      to allot further equity securities (within the meaning of Section 560(1) of the Act) up to an aggregate nominal amount of £289,805.26 (representing approximately one-third of the Company’s issued share capital) in connection with a pre-emptive offer in favour of Shareholders where the equity securities respectively attributable to the interest of the Shareholders are proportionate (as nearly as practicable) to the respective numbers of Ordinary Shares held by them, which satisfies the conditions and may be subject to all or any of the exclusions specified in paragraph i) of Resolution 8.

The authorities conferred by this resolution shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next annual general meeting of the Company or the close of business on December 31, 2025, whichever is earlier, save that the Company may, before such expiry, revocation or variation, make an offer or agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired or been revoked or varied.

Special Resolutions

8.      That, subject to and conditional upon the passing of Resolution 7 above, the Directors be given power in accordance with sections 570 and 573 of the Act to allot equity securities (as defined in section 560 of the Act) for cash pursuant to the authority conferred by Resolution 7 above and/or sell treasury shares as if section 561(1) of the Act did not apply to any such allotment or sale provided that this power shall be limited to:

i)       the allotment of equity securities in connection with an offer or issue of equity securities to or in favour of (a) holders of Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and (b) holders of other equity securities if this is required by the rights of those securities or, if the Directors consider it necessary, as permitted by the rights of those securities, and so that the Directors may make such exclusions or other arrangements as they consider expedient or necessary in relation to fractional entitlements, record dates, shares represented by depositary receipts, the use of more than one currency for making payments in respect of such offer, treasury shares, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange or any other matter; and

ii)      the allotment of equity securities for cash pursuant to the authority granted under paragraph i) of Resolution 7 (otherwise than under paragraph i) of this Resolution 8) up to a maximum aggregate nominal amount of £289,805.26, which represents approximately 35% of the Company’s issued share capital.

The power conferred by this resolution shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next annual general meeting of the Company or the close of business on December 31, 2025, whichever is earlier, save that the Company may before such expiry, revocation or variation make an offer or agreement which would or might require equity securities to be allotted or treasury shares to be sold after such expiry, revocation or variation and the Directors may allot equity securities and sell treasury shares pursuant to such offer or agreement as if the power hereby conferred had not expired or been revoked or varied. This power is in substitution for any and all powers previously conferred on the Directors under Section 570 of the Act, but without prejudice to any allotment of equity securities made or agreed to be made pursuant to such powers.

9.      That the Company be and is generally and unconditionally authorized for the purposes of section 701(1) of the Act to make one or more market purchases (within the meaning of section 693(4) of the Act) on the London Stock Exchange of Ordinary Shares on such terms and in such manner as the Directors may from time to time decide provided that:

i)       the maximum aggregate number of Ordinary Shares authorized to be purchased is 33,120,601 (representing approximately 10% of the Company’s issued ordinary share capital);

ii)      the minimum price (excluding expenses) which may be paid for an Ordinary Share is £0.0025 per share;

iii)    the maximum price (excluding expenses) which may be paid for an Ordinary Share is the higher of (a) 105% of the average of the middle market quotations for an Ordinary Share as derived from the AIM section of the London Stock Exchange Daily Official List for the five business days immediately preceding the date on which the Ordinary Share is purchased and (b) the higher of the price of the last independent trade and the highest current independent bid on the trading venue where the purchase is carried out;

iv)     unless previously varied or revoked, the authority conferred shall expire at the conclusion of the Company’s next annual general meeting or the close of business on December 31, 2025, if earlier; and

v)      the Company may make a contract or contracts to purchase Ordinary Shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of Ordinary Shares in pursuance of any such contract or contracts.

In accordance with the Company’s Articles of Association, voting on all Resolutions at the AGM will be on a poll rather than a show of hands.

Resolutions 1 through 7 will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of Shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Resolutions 8 through 9 will be proposed as special resolutions under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of Shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The results of AGM and any other information required by the Act will be made available on our website (www.renalytix.com) as soon as reasonably practicable following the AGM and for the required period thereafter and announced by filing of a current report on Form 8-K filing with the U.S. Securities and Exchange Commission and publishing a RNS announcement in the United Kingdom.

Registered Office	BY ORDER OF THE BOARD
2 Leman Street London E1W9 US United Kingdom November 22, 2024
Salim Hamir Company Secretary

Arrangements for the AGM

The AGM will be held at 11.00 a.m. (GMT) on December 19, 2024 at 6 Stratton Street, London, W1J 8LD. Shareholders who wish to vote are encouraged to submit their votes by proxy as soon as possible and, in any event, no later than the deadlines set out below. The Board recommends that Shareholders appoint the Chairman of the AGM as their proxy. In the event that the AGM arrangements change, the Company will issue a further communication via a regulatory information service. As such, we strongly recommend Shareholders monitor such communications, which can also be found on our website at https:// investors.renalytix.com/news-and-events/news-releases/general.

1.      Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001 and article 49.4 of the Company’s Articles of Association, the Company specifies that only those members registered on the Company’s register of members at the close of business on December 17, 2024 shall be entitled to attend and vote at the AGM or adjourned meeting (as applicable) in respect of the number of Ordinary Shares registered in their name at the time. Changes to the register of members after that time will be disregarded in determining the rights of any person to attend or vote at the AGM.

2.      If you are a member of the Company at the time set out in note 1 above, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak, and vote at the AGM. You can only appoint a proxy using the procedures set out in these notes and the notes to the hard copy proxy form (if requested). A proxy does not need to be a member of the Company but must attend the AGM to represent you. You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. To appoint more than one proxy, please contact the Registrar, Link Group at the address set out in note 5 below. The Board recommends that Shareholders appoint the Chairman of the AGM as their proxy.

3.      You will not receive a hard copy form of proxy with this document. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/ as soon as possible and, in any event, by no later than 11.00 a.m. (GMT) on December 17, 2024 (or, in the case of an adjourned meeting, no later than 48 hours before the time of such meeting, excluding any part of a day that is not a working day). Shareholders can use this service to vote or appoint a proxy online. You will need to log into your Link Investor Centre account (using your email and password) or register if you have not previously done so. If you have forgotten your email or password, you can request a reminder via the Link Investor Centre. To register, you will need your Investor Code which is detailed on your share certificate or available from Link Group, the Company’s Registrar. Proxies submitted electronically must be submitted by no later than 11.00 a.m. (GMT) on December 17, 2024.

4.      You can also vote electronically:

•        by downloading the Link Investor Centre app, a free app for smartphone and tablet provided by Link Group (the company’s registrar). It allows you to securely manage and monitor your shareholdings in real time, take part in online voting, keep your details up to date, access a range of information including payment history and much more. The app is available to download on both the Apple App Store and Google Play, or by scanning the relevant QR code below; or

•        if you are an institutional investor, you may be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar, Link Group. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 11.00 a.m. (GMT) on December 17, 2024 in order to be considered valid or, if the meeting is adjourned, by the time which is 48 hours before the time of the adjourned meeting. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

5.      You may request a hard copy form of proxy directly from the Registrar, Link Group at shareholderenquiries@linkgroup.co.uk or on Tel: 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 9:00 a.m. – 5:30 p.m. (GMT), Monday to Friday excluding public holidays in England and Wales. To be valid, any hard copy form of proxy and power of attorney or other authority, if any, under which it is signed or a notarially certified or office copy of such power or authority or other instrument appointing a proxy must be completed and returned to Link Group, PXS1, Central Square, 29 Wellington Street, Leeds LS1 4DL no later than 11.00 a.m. (GMT) on December 17, 2024.

6.      CREST members who wish to appoint a proxy or proxies by utilising the CREST electronic proxy appointment service should do so in accordance with the procedures set out below.

7.      CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM (and any adjournment of the AGM) by using the procedures described in the CREST Manual (available from www.euroclear.com). CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

8.      In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by the issuer’s agent (ID RA10) by 11.00 a.m. (GMT) on December 17, 2024. For this purpose, the time of receipt will be taken to mean the time (as determined by the timestamp applied to the message by the CREST application host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

9.      CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting system providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

10.    Unless otherwise indicated on the Form of Proxy, CREST, Proxymity or any other electronic voting instruction, the proxy will vote as they think fit or, at their discretion or withhold from voting.

11.    In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).

12.    To change your proxy instructions simply submit a new proxy appointment using the methods set out above. Note that the cut-off time for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time will be disregarded. Where you have appointed a proxy using the hard-copy proxy form and would like to change the instructions using another hard-copy proxy form, please contact Link Group at the contact details noted in note 5 above. If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence

13.    In order to revoke a proxy instruction, you will need to inform the Company by contacting Link Group on: 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 — 17:30, Monday to Friday excluding public holidays in England and Wales. In the case of a member which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by Link Group no later than 11.00 a.m. (GMT) on December 17, 2024. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the note directly below, your proxy appointment will remain valid.

14.    Appointment of a proxy does not preclude you from attending the AGM and voting in person.

15.    Any corporation which is a member of the Company can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same Ordinary Shares.

16.    As at 5:00 p.m. (GMT) on November 22, 2024, being the being the latest practicable date before the circulation of this document, the Company’s issued share capital comprised 331,206,012 Ordinary Shares. Each Ordinary Share carries the right to one vote at a general meeting of the Company and, therefore, the total number of voting rights in the Company as at 5:00 p.m. (GMT) on November 22, 2024 being the latest practicable date before the circulation of this document is 331,206,012.

17.    You may not use any electronic address provided either in this Notice of AGM or any related documents (including any hard copy form of proxy) to communicate with the Company for any purposes other than those expressly stated.

18.    Any member attending the AGM has the right to ask questions. The Directors will not answer questions relating to the individual rights of Shareholders at the AGM, but if you wish to submit a question via email we will respond to the extent we are able.

19.    In accordance with the Articles, voting on all Resolutions at the AGM will be on a poll rather than a show of hands.

20.    A copy of this Notice of AGM, and other information required by Section 311A of the Act, can be found on the Company’s website at www.investors.renalytix.com.

RECOMMENDATION

The Board of Directors believes that each Resolution is in the best interest of the Company and its Shareholders as a whole and is likely to promote the success of the Company. Accordingly, the Board of Directors unanimously recommends that you vote in favor of each of the Resolutions. Each Director with personal holdings of equity interests in the Company intends to do so in respect of his or her own beneficial holdings. You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement.

Page
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT VOTING	2
PROPOSAL 1: RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS	9
PROPOSAL 2: APPROVAL OF OUR DIRECTORS’ REMUNERATION REPORT	10
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
PROPOSAL 4: RE-APPOINTMENT OF MESSRS PKF LITTLEJOHN LLP, A UNITED KINGDOM ENTITY, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	13
PROPOSAL 5: AUTHORIZATION FOR THE DIRECTORS TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING JUNE 30, 2025	14
PROPOSAL 6: AUTHORIZATION OF THE 2025 EIP SHARE RESERVE UNDER THE 2020 EIP AND FOR THE DIRECTORS TO GRANT ENTERPRISE MANAGEMENT INCENTIVE OPTIONS TO ELEGIBLE EMPLOYEES	15
PROPOSAL 7: AUTHORIZATION OF ALLOTMENT OF SHARES	18
PROPOSAL 8: DISAPPLICATION OF PRE-EMPTION RIGHTS	19
PROPOSAL 9: AUTHORIZATION OF SHARE REPURCHASES ON THE LONDON STOCK EXCHANGE	20
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	32
NAMED EXECUTIVE OFFICER COMPENSATION	35
DIRECTOR COMPENSATION	42
DELIVERY OF PROXY MATERIALS	45
ADDITIONAL INFORMATION	46
OTHER MATTERS	48
ANNEX A DIRECTOR’S REMUNERATION REPORT	A-1

i

Renalytix plc

2 Leman Street
London, E1W9 US
United Kingdom

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 11257655)

PROXY STATEMENT FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 19, 2024

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent, or otherwise made available, to you this proxy statement because the Board of Directors (the “Board” or “Board of Directors”) of Renalytix plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held at 11.00 a.m. (GMT) on December 19, 2024 at 6 Stratton Street, London, W1J 8LD.

This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote. You will not receive a hard copy form of proxy with this proxy statement. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/. Proxies submitted electronically must be submitted by no later than 11.00 a.m. (GMT) on December 17, 2024. If you are an institutional investor, via the Proxymity platform, or CREST members who wish to appoint a proxy or proxies by utilising the CREST electronic proxy appointment service. Full details are set out in the notes to the Notice of 2024 AGM (the “Notice of AGM”). You may request a hard copy form of proxy directly from Link Group, shareholderenquiries@linkgroup.co.uk or on +44(0)371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 – 17:30 (GMT), Monday to Friday excluding public holidays in England and Wales. Hard copy forms of proxy must be received by no later than 11.00 a.m. (GMT) on December 17, 2024.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing, or otherwise making available, the Notice of AGM and this proxy statement to our ordinary shareholders of record as of November 22, 2024 (being the latest practicable date before the circulation of this document) for the first time on or about November 25, 2024. In this mailing, we are also including or making available our U.K. statutory annual accounts and reports for the year ended June 30, 2024 (the “2024 U.K. Annual Report”) and our annual report on Form 10-K for the year ended June 30, 2024 (the “Annual Report on Form 10-K”). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, the 2024 U.K. Annual Report and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of our Ordinary Shares.

While this document is being sent, or made available, to our ordinary shareholders of record (“Shareholders”), this document will also be sent, or made available, to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the AGM to Be Held on December 19, 2024:

The Notice of AGM, this proxy statement, the Annual Report on Form 10-K and the 2024 U.K. Annual Report are available on the Investors section of our website at https://investors.renalytix.com.

QUESTIONS AND ANSWERS ABOUT VOTING

1) Why am I receiving these materials?

Ordinary Shareholders

We have sent, or otherwise made available to, you this proxy statement and related materials because you are an ordinary shareholder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the AGM in person to vote on the proposals described herein. However, you do not need to attend the Meeting to vote your shares. Instead, you can submit your vote electronically by accessing the Link Investor Centre web browser at https://investorcentre.linkgroup.co.uk/Login/Login/. If you are an institutional investor, you may vote via the Proxymity platform. You may request a hard copy form of proxy directly from Link Group, shareholderenquiries@linkgroup.co.uk or on +44(0)371 664 0391. Full details are set out in the notes to the Notice of AGM. Proxies submitted electronically or hard copy forms of proxy must be submitted by no later than 11.00 a.m. (GMT) on December 17, 2024.

CREST members may appoint a proxy by using the CREST electronic proxy appointment service. CREST members who wish to appoint a proxy or give an instruction through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

Materials for Ordinary Shareholders will be mailed, or otherwise made available, on or about November 25, 2024 to all Ordinary Shareholders of record entitled to vote at the Meeting.

ADS holders

Materials for ADS holders of record, including the Notice of AGM, this proxy statement, the Annual Report on Form 10-K, the 2024 U.K. Annual Report and an ADS proxy card (the “ADS Proxy Card”), will be mailed or made available on or about November 25, 2024 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register at 10:00 p.m. GMT (5:00 p.m. Eastern Time) on November 18, 2024 (the record date for ADS holders).

The duly completed ADS Proxy Cards submitted by the ADS holders of record must be received by Citibank, N.A. no later than 3 p.m. GMT (10:00 a.m. Eastern Time) on December 13, 2024.

2) Who can vote at the Meeting?

Ordinary Shareholders

Only ordinary shareholders of record registered in the register of members at close of business (GMT) on December 17, 2024 will be entitled to vote at the Meeting. The holders of Ordinary Shares are entitled to one vote per share on all matters that are subject to a shareholder vote.

As of November 22, 2024 (being the latest practicable date before the circulation of this proxy statement) there were 331,206,012 Ordinary Shares issued and outstanding, which are entitled to vote.

Whether or not you plan to attend the Meeting, we urge you to submit your proxy to ensure your vote is counted. All proxies, however submitted, must be lodged with our Registrar, Link Group, by no later than 11.00 a.m. (GMT) on December 17, 2024 for holders of Ordinary Shares.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

If you sell or transfer your Ordinary Shares in the Company on or prior to close of business on December 17, 2024, your proxies, if submitted, (whether before or after you sell or transfer your Ordinary Shares) will be treated as invalid. Please pass this document and the accompanying materials to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact our Registrar, Link Group, for details in relation to submission of proxies.

Beneficial owners of Ordinary Shares which are registered in the name of a broker, bank or nominee

If your Ordinary Shares are held in an account at a brokerage firm, bank, nominee or other similar organization and you are the beneficial owner of shares, these proxy materials may be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker, bank or nominee so that they may submit a proxy.

ADS holders

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 10:00 p.m. GMT (5:00 p.m. Eastern Time) on November 18, 2024 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee as of the record date, the materials for ADS holders, including the ADS Proxy Card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank, N.A. no later than 3:00 p.m. GMT (10 a.m. Eastern Time) on December 13, 2024.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Each ADS represents two voting Ordinary Shares.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

Contacts at the Company

If at any point you require guidance, please contact Salim Hamir, Company Secretary, by telephone at +44 20 3139 2910.

3) What is the difference between an ordinary shareholder of record and a beneficial owner?

These terms describe how your Ordinary Shares are held. If your Ordinary Shares are registered directly in our register of members maintained by Link Group, our Registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your Ordinary Shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held by your broker, bank or nominee and the proxy materials may be made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you may have the right to direct your broker, bank or other nominee on how to vote your Ordinary Shares by following the voting instructions provided to you by such broker, bank or other nominee.

4) What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against each of the proposals or abstain from voting your shares on one or more of these proposals.

In accordance with the Company’s Articles of Association, voting on all resolutions at the AGM will be on a poll rather than a show of hands.

Proposals 1 through 7 will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of Shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Proposals 8 through 9 will be proposed as special resolutions under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of Shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 1 (receipt and adoption of the Company’s U.K. statutory annual accounts and reports), 2 (approval of our U.K. statutory directors’ annual report on remuneration for the year ended June 30, 2024) and 3 (ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025) are advisory in nature and as a result will not require our Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our Shareholders and will carefully consider the outcome of the votes on such proposals.

5) What are the voting recommendations of our Board regarding the proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Receipt and adoption of the Company’s U.K. statutory annual accounts and reports*	FOR
2	Approval of the Company’s Directors’ Remuneration Report*	FOR
3	Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025*	FOR
4	Re-appointment of Messrs PKF Littlejohn LLP, a United Kingdom entity, as U.K. statutory auditors until the next annual general meeting	FOR
5	Authorization for the Board of Directors to determine the auditors’ remuneration for the fiscal year ending June 30, 2025	FOR
6

Authorization under the 2020 EIP for the Board to grant the 2025 EIP Share Reserve, which will automatically increase on 1 January of each year (commencing on 1 January 2026), in an amount equal to 4% of the Company’s total issued share capital on 31 December of the preceding calendar year, subject to a maximum of 100,000,000 Incentive Options being granted under the 2020 EIP. The Board is also authorized to cancel certain existing options and grant replacement options under the 2020 EIP, and grant enterprise management incentive options (the “EMI Options”) to eligible employees under the 2020 EIP.

FOR
7

Authorization for the Board of Directors to (i) allot shares or to grant rights to subscribe for or convert any security into shares up to a maximum aggregate nominal amount of £289,805.26 and (ii) allot further equity securities up to an aggregate nominal amount of 289,805.26

FOR
8

Authorizing the Board of Directors to allot equity securities for cash in connection with a pre-emptive offer and otherwise up to a maximum aggregate nominal amount of £289,805.26 pursuant to the authorization in Resolution 7 as if U.K. statutory pre-emption rights did not apply

FOR
9	Authorization of share repurchases on the London Stock Exchange	FOR

____________

*        Denotes an advisory vote.

6) What constitutes a quorum?

Under our current Articles of Association, a quorum will be formed by two qualifying persons present at the meeting and between them holding at least 33 1/3 percent in number of the issued shares of the Company. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of Ordinary Shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting.

A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting.

Under the Articles of Association, if a quorum is not present within fifteen (15) minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for holding the meeting, or if a quorum ceases to be present during the meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another time, date and place as may be fixed by the chairman of the Meeting (being not less than ten (10) clear days after the date of the original meeting).

7) How do I vote my shares?

Ordinary Shareholders

If you are an ordinary shareholder of record, you may vote in person at the Meeting or if you do not wish to vote in person or will not be attending the Meeting, you may vote by proxy. You may appoint a proxy to vote on your behalf. Full details on how to appoint a proxy are set out in the notes to the Notice of AGM. If you properly give instructions as to your proxy appointment and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions. If your Ordinary Shares are held in an account at a brokerage firm, bank, nominee or similar organization, you should follow directions provided by your broker, bank or other nominee.

All proxies must be lodged with our Registrar (Link Group) by no later than 11:00 a.m. (GMT) (6.00 a.m. Eastern Time) on December 17, 2024.

You are encouraged to appoint the Chairman of the Meeting as your proxy.

ADS holders

If you are a holder of ADSs, you may exercise your right to vote by completing and submitting the ADS Proxy Card which will be sent, or made available, to you by Citibank, N.A. If your ADSs are held in an account at a brokerage firm, bank, nominee or similar organization, you should follow the directions provided by your broker, bank or other nominee. All ADS Proxy Cards, however submitted, must be received by Citibank, N.A. no later than 3:00 p.m. (GMT) (10:00 a.m. Eastern Time) on December 13, 2024.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote to the Company on behalf of all ADS holders.

8) How will my shares be voted if I do not specify how they should be voted?

If you submit your proxy electronically or via a hard copy form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she deems fit or your proxy may abstain in relation to any business of the Meeting.

If you submit a signed ADS proxy card but it is missing voting instructions, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of the proposals. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs issued thereunder dated as of July 21, 2020 (the “Deposit Agreement”) and as amended to date, holders of ADSs as of 10:00 p.m. GMT (5:00 p.m. Eastern Time) on November 18, 2024 (the record date for ADS holders) who do not provide the depositary with voting instructions on or before 3:00 p.m. GMT (10:00 a.m. Eastern Time) on December 13, 2024 will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by the Company to vote the underlying Ordinary Shares at the Meeting, and such shares, if such discretionary proxy is given, will be voted in accordance with the Board of Directors’ recommendations; provided, however, that no such discretionary proxy shall be given by the depositary with respect to any matter to be voted upon as to which the Company informs the depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities under the Deposit Agreement may be adversely affected.

If you are a beneficial owner of ADSs and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may be permitted to vote your ADSs on your behalf, depending on the rules applicable to such broker, bank or nominee and the type of proposal. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” ADSs on matters considered to be “routine”, but they do not have discretionary power to vote your ADSs on “non-routine” matters. Therefore, brokers, banks and other nominees who hold ADSs on behalf of their beneficial owners may not give a proxy to the Company to vote those ADSs with respect to Proposals 2 and 6 without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Meeting are considered “routine” matters under and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters.

A “broker non-vote” refers to a ADS represented at the Meeting held by the holder of the underlying Ordinary Shares as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share because such matter is considered “non-routine”.

We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

9) Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his or her proxy before the time of voting at the Meeting by:

•        contacting our Registrar, Link Group on 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 — 17:30 (GMT), Monday to Friday excluding public holidays in England and Wales. In the case of an ordinary shareholder which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by Link Group no later than 11.00 a.m. (GMT) on December 17, 2024. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the note directly below, your proxy appointment will remain valid; or

•        attending the Meeting and entering a new vote at the Meeting.

If your Ordinary Shares are held in an account at a brokerage firm, bank, nominee or similar organization, you may be able to change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

10) Who counts the votes?

Link Group has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can submit your proxy electronically (via the Link Investor Centre web browser, the Link Investor Centre app or, if you are an institutional investor, the Proxymity platform) or request a hard copy form of proxy (see instructions set out in the notes to the Notice of AGM). A proxy may also be appointed by CREST members, by using the CREST electronic proxy appointment service, further details of which are set out in the notes to the Notice of AGM. Proxies submitted via CREST (under ID RA10) must be sent as soon as possible and in any event so as to be received by no later than 11.00 a.m. (GMT) on December 17, 2024, in order to be valid. If you hold your Ordinary Shares through a broker, please provide voting instructions to your broker.

If you are a registered holder of ADSs, you can return your executed ADS Proxy Card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS Proxy Card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Link Group for tabulation.

11) How are votes counted?

Votes will be counted by Link Group, who will separately count “for” and “against” votes, and “votes withheld” or abstentions. A “vote withheld” or abstention is not a vote in law and will not be counted in the calculation of the votes “for” and “against” a resolution. Broker non-votes will have no effect on any proposal. Brokers, banks and other nominees who hold Ordinary Shares or ADSs on behalf of their beneficial owners may not give a proxy to the Company to vote those shares with respect to Proposals 2 and 6 and without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Meeting are considered “routine” matters and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters.

12) How many votes do I have?

In accordance with the Articles of Association, voting on all resolutions at the AGM will be on a poll rather than a show of hands. On a poll, each shareholder present in person or by proxy or in the case of a corporation, by a duly authorized representative, has one vote for each voting ordinary share held by the ordinary shareholder. Each ADS of the Company represents two voting Ordinary Shares.

13) What if I plan to attend the Meeting?

Ordinary Shareholders can attend the Meeting, but attendance will be limited to ordinary Shareholders of record as of close of business (GMT) on December 17, 2024. In order to obtain admittance to the Meeting each ordinary shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you are an ADS holder, please note that you will not be able to cast votes at the Meeting. In order to vote your ADSs, you should complete and submit the ADS Proxy Card in accordance with the instructions set out above.

If the arrangements for our AGM change materially, we will issue a further communication via a Form 8-K filing with the U.S. Securities and Exchange Commission (the “SEC”), a RNS announcement in the United Kingdom and on our website at www.renalytix.com.

14) Who is paying for this proxy solicitation?

We will bear the costs of solicitation of proxies for the AGM, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from Shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares and ADSs held of record by them, and we will reimburse such custodians for their reasonable out-of-pocket expenses. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the costs.

15) What do I do if I receive more than one proxy statement or ADS Proxy Card?

If you hold your Ordinary Shares in more than one account, you will receive a proxy statement for each account. If you hold ADSs in more than one account, you will receive an ADS Proxy Card and related proxy materials for each account. To ensure that all of your shares are voted, please submit your proxy. Please be sure to vote all of your shares.

16) Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 9 may be presented at the Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

17) What is Link Group’s role?

Link Group is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Link Group by telephone: +44 (0)371 664 0391 (if calling from overseas, please ensure the country code is used) or by writing to Link Group, PXS1, Central Square, 29 Wellington Street, Leeds LS1 4DL or via email at shareholderenquiries@linkgroup.co.uk.

18) What is Citibank’s role?

Citibank, N.A. serves as our ADS depositary bank. Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. — ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. — Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

19) What proxy materials are available on the internet?

The proxy statement, Annual Report on Form 10-K, and annual report to Shareholders are available at www.investors.renalytix.com.

20) How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days after the Meeting and publishing a RNS announcement in the United Kingdom as soon as reasonably practicable following the AGM. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

The results of any polls taken on the Resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 (the “Companies Act”) will be made available on our website (https://investors.renalytix.com) and announced via a RNS announcement in the United Kingdom as soon as reasonably practicable following the Meeting and for the required period thereafter.

PROPOSAL 1:
RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S U.K. STATUTORY
ANNUAL ACCOUNTS AND REPORTS

At the AGM, in accordance with the Companies Act, our Board of Directors will present our U.K. statutory annual accounts and reports for the year ended June 30, 2024 (the “2024 U.K. Annual Report”), which includes the audited portion of the directors’ annual report on remuneration. We will provide our Shareholders with an opportunity to receive the U.K. statutory annual accounts and reports and to raise questions in relation to them. The 2024 U.K. Annual Report may be found on our website at https://investors.renalytix.com/financials-and-filings/annual-and-half-year-reports. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2024 U.K. Annual Report.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to receive and adopt the 2024 U.K. Annual Report.

The Board of Directors recommends a vote
FOR the resolution to receive and adopt the Company’s 2024 U.K. Annual Report.

PROPOSAL 2:
APPROVAL OF OUR DIRECTORS’ REMUNERATION REPORT

The Companies Act requires that our directors’ remuneration report, as set forth as Annex A to this proxy statement and on pages 30 to 45 of the 2024 U.K. Annual Report, be subject to an annual advisory vote. Accordingly, we are asking Shareholders to approve, on an advisory basis, the directors’ remuneration report.

Our Board believes that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage Shareholders to read the directors’ remuneration report. Our Board and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors, Messrs PKF Littlejohn LLP, have audited those parts of the directors’ remuneration report that are required to be audited. Our Board has approved and signed the directors’ remuneration report in accordance with English law.

This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ remuneration report will be delivered to the U.K. Registrar of Companies.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve, on an advisory basis, our directors’ remuneration report.

The Board of Directors recommends a vote
FOR the approval of the directors’ remuneration report set forth in Annex A.

PROPOSAL 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP (“CohnReznick”), as our independent registered public accounting firm for the fiscal year ending June 30, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the Shareholders at the AGM. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Articles of Association nor other governing documents nor applicable law require shareholder ratification of the selection of our independent registered public accounting firm, however, the Audit Committee of the Board is submitting the selection of CohnReznick to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain CohnReznick. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our Shareholders.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended June 30, 2024 and 2023 by CohnReznick (PCAOB ID: 596) and by Ernst & Young LLP (PCAOB ID: 42), Company’s principal accountants.

	Fiscal Year Ended June 30,
	2024	2023
	(in thousands)
Audit Fees.	$564	$465
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$564	$465

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, CohnReznick and Ernst & Young LLP, as applicable. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by CohnReznick and Ernst & Young LLP, as applicable, is compatible with maintaining the principal accountant’s independence for the applicable period.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

The Board of Directors recommends a vote
FOR the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

PROPOSAL 4:
RE-APPOINTMENT OF MESSRS PKF LITTLEJOHN LLP, A UNITED KINGDOM ENTITY,
AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

At each meeting at which the accounts are laid before Shareholders, the Company is required to appoint U.K. statutory auditors to serve until the next such meeting. Proposal 4 seeks your approval of the re-appointment of Messrs PKF Littlejohn LLP, a United Kingdom entity (“PKF Littlejohn”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of Shareholders. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended June 30, 2024 and 2023 by PKF Littlejohn, one of the Company’s principal accountants.

	Fiscal Year Ended June 30,
	2024	2023
	(in thousands)
Audit Fees	$75	$71
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$75	$71

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

All fees described above were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the re-appointment of Messrs PKF Littlejohn as our U.K. statutory auditors.

The Board of Directors recommends a vote
FOR the re-appointment of Messrs PKF Littlejohn LLP, a United Kingdom entity, as our U.K. statutory auditors.

PROPOSAL 5:
AUTHORIZATION FOR THE DIRECTORS TO DETERMINE THE AUDITORS’ REMUNERATION
FOR THE FISCAL YEAR ENDING JUNE 30, 2025

In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of Shareholders or in such manner as may be determined in a general meeting of shareholders. Proposal 5 authorizes the directors to determine our auditors’ remuneration for the fiscal year ending June 30, 2025. Fees for CohnReznick LLP, our independent registered public accounting firm, and Messrs PKF Littlejohn LLP, our statutory auditor, in respect of the years ended June 30, 2024 and June 30, 2023, are set forth in Proposal 3 and Proposal 4, respectively, above.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the authorization for the directors to determine the auditors’ remuneration for the fiscal year ending June 30, 2025.

The Board of Directors recommends a vote
FOR the authorization of our directors to determine our Auditors’ remuneration.

PROPOSAL 6:

AUTHORIZATION OF THE 2025 EIP SHARE RESERVE UNDER THE 2020 EIP AND FOR THE DIRECTORS TO GRANT ENTERPRISE MANAGEMENT INCENTIVE OPTIONS TO ELEGIBLE EMPLOYEES

The Company intends to seek authorization of the 2025 EIP Share Reserve under the existing 2020 EIP. Under the 2025 EIP Share Reserve the Board will be authorized to issue and allot up to a maximum of 50,000,000 Ordinary Shares. The 2025 EIP Share Reserve will automatically increase on January 1 each year (commencing on January 1, 2026), in an amount equal to 4% of the Company’s total issued share capital on December 31 of the preceding calendar year, up to a maximum of 100,000,000 Ordinary Shares.

Previously, the Company’s 2020 EIP and the 2020 Employee Share Purchase Plan (the “2020 ESPP”) were adopted by the Board on June 22, 2020, and were approved by the Company at a general meeting held on July 13, 2020. Pursuant to the 2020 EIP and 2020 ESPP the Company was granted the authority to allot the 2020 EIP Share Reserve, 2020 ESPP Share Reserve and to grant Incentive Options (each as defined in the notice of the extraordinary general meeting of the Company dated July 13, 2020). Pursuant to these existing authorities, the Company has the authority to grant options over circa 25,000,000 Ordinary Shares prior to the date of this proxy statement. In line with the terms of the 2020 EIP and 2020 ESPP, the Company’s authority was due to be increased up to a maximum of circa 40,000,000 Ordinary Shares, however, as part of the Company’s restructuring and recent fundraise, the Board determined that it was appropriate to seek additional authority to grant options over an additional circa 10,000,000 Ordinary Shares, subject to a maximum of 50,000,000 Ordinary Shares in total. In line with the Company’s intention to foster a new period of growth and development, the Board deems it appropriate to request this additional authority to grant options to those persons who will contribute to this new period of growth to incentivize them to deliver on the Company’s goals. The Board has sought this additional authority pre-emptively, to prevent the need to request additional authority from the Company’s shareholders at a later date, whilst the Company and the Board are focused on the commercial operations and growth of the Company following the successful fundraise.

Existing employees who hold options pursuant to the 2020 EIP Share Reserve will be entitled to cancel their out-of-money options and be granted replacement options from the 2025 EIP Share Reserve. The Board deems this necessary given the exercise price of the existing options granted under the 2020 EIP is significantly higher than the Company’s current share price, which means the options are “out-of-the-money” and not properly incentivizing the option holders. The replacement right will allow the existing option holders to replace their “out-of-the-money” options with new options, which will have an exercise price more broadly aligned with the Company’s share price following the recent fundraise.

EMI Options qualify for preferential tax treatment in the United Kingdom. The Board deems it appropriate, if granting options to eligible employees who are resident in the United Kingdom for tax purposes, to have the authority under the 2020 EIP to grant them EMI Options. The Company believes such tax efficient options, will help to recruit, retain and incentivize employees in the United Kingdom.

The Company believes that the authorization of the 2025 EIP Share Reserve will enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company, by providing these individuals with equity ownership opportunities. The Company has elected to limit the 2025 EIP Share Reserve to an annual renewal of 4%, to reflect that the Company is a dual-traded Company in both the United States and United Kingdom (typically in the United States the market standard approach in respect of the renewal of an option pool is 5% or higher per annum). The Board is under no duty to grant any options under the 2025 EIP Share Reserve and reminds Shareholders that the Company did not grant any options to the Company’s employees or management team during the 2024 calendar year because the Board did not deem it appropriate given the overall performance of the Company.

Given the successful fundraising as announced in October 2024, the Board deem it necessary to ensure it has the appropriate authority for future potential grants of options as set out in this Proposal 6, and if appropriate to do so, to grant options under the 2025 EIP Share Reserve to incentivize its employees and help drive growth.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the authorization for the 2025 EIP Share Reserve up to a maximum of 50,000,000 Ordinary Shares, which will increase at 4% on January 1 of each year up to a maximum of 100,000,000 Ordinary Shares, cancelling of existing options and granting of replacement options under the 2020 EIP, and the authorization to grant EMI Options under the 2020 EIP.

The Board of Directors recommends a vote
FOR the authorization of the 2025 EIP Share Reserve, cancelling of existing options and granting of replacement options under the 2020 EIP, and authority to grant EMI Options under the 2020 EIP.

BACKGROUND ON PROPOSALS 7 AND 8

Pursuant to the Companies Act, our Board of Directors may only allot shares or grant rights to subscribe for, or convert any securities into, shares (other than pursuant to an employees’ share scheme as defined in the Companies Act) if authorized to do so by our Shareholders. If Shareholders authorize our Board to allot shares or grant rights over shares, the Companies Act requires us, where the allotment is for cash, to offer them first to our existing Shareholders in proportion to their holdings, unless the Shareholders have sanctioned the disapplication of their statutory rights of pre-emption in respect of such allotment or grant of rights.

The authorities granted at the general meeting held on June 8, 2023 are due to expire at the AGM. Proposals 7 and 8 are intended to continue to give the Directors flexibility to act in the best interests of Shareholders, where the opportunity arises, by issuing new shares. To ensure the Company’s continued ability to respond to market conditions and address business needs, the Board considers it appropriate that it be authorized to (i) allot shares and grant rights to subscribe for, or convert any securities into, shares up to an aggregate nominal amount of £289,805.26 (representing approximately 35% of the Company’s issued share capital) and (ii) allot further equity securities (as defined in the Companies Act) up to an aggregate nominal value of £289,805.26 (representing approximately one-third of the Company’s issued share capital) in connection with a pre-emptive offer in favour of Shareholders.

At the general meeting of the Company on June 8, 2023, the Directors were authorized to allot equity securities for cash and/or to sell Ordinary Shares held by the Company as treasury shares on a non-pre-emptive basis for up to 20% of the then existing issued share capital. Such authority is due to expire at the AGM and has not been utilized by the Directors to raise any capital. The Directors considers it appropriate that they be authorized to allot shares for cash and/or to sell Ordinary Shares held by the Company as treasury shares in connection with a pre-emptive offering in favour of shareholders and otherwise up to an aggregate nominal amount of £289,805.26 (being approximately 35% of the Company’s issued share capital) pursuant to the authorization in Resolution 7 as if U.K. statutory pre-emption rights did not apply.

The Directors consider it is important that they have this authority to provide some flexibility in relation to the issue of shares on a non-pre-emptive basis. The Directors believe that it is important for the Board to have the flexibility to raise funds through the issue of new equity as required to finance the Company’s working capital requirements and growth plans. Raising funds to fuel commercial opportunities is essential to the Company, particularly now that Medicare has issued a final Local Coverage Determination for the Company’s kidneyintelX.dkd testing, which the Company expects will drive growth in adoption.

In addition, the Company may also need to use these authorities to settle amortization and/or interest payments on its convertible bonds issued in October 2024. Further, proposals 7 and 8 are, in the Directors’ view, appropriate to avoid the Company being at a competitive disadvantage as compared to its peer companies, many of whom are incorporated in the United States and not subject to the same restrictions on their ability to issue shares as apply to the Company under the Companies Act.

Approval of Proposals 7 and 8 by Shareholders will not exempt the Company from any relevant corporate governance or other requirements, including those limiting the issuance of shares. For these reasons, we, therefore, consider that the Proposals 7 and 8 are appropriate to the needs of the Company and in the interests of Shareholders.

We are asking you to approve these proposals, which the Board believes are in the best interests of its Shareholders and the Company as a whole.

The full details of the proposals are set forth below.

PROPOSAL 7:
AUTHORIZATION OF ALLOTMENT OF SHARES

Under the Companies Act, our Board of Directors cannot allot shares in the Company or grant rights to subscribe for, or convert any securities into, shares in the Company (other than pursuant to an employees’ share scheme) unless they are authorized to do so by the Company in general meeting. The current authority granted to the Board of Directors at the general meeting held on June 8, 2023 expires at the AGM.

Proposal 8 will be proposed as an ordinary resolution to grant authority to the Board of Directors to (i) allot new shares or grant rights to subscribe for, or convert any security into, shares in the Company up to a maximum aggregate nominal amount of £289,805.26 (representing approximately 35% of the Company’s existing issued share capital) and (ii) allot further equity securities (as defined in the Companies Act) up to an aggregate nominal value of £289,805.26 (representing approximately one-third of the Company’s issued share capital) in connection with a pre-emptive offering in favour of existing Shareholders.

If approved by Shareholders, this authority will expire at the conclusion of the next annual general meeting of the Company or December 31, 2025, whichever is earlier. If Shareholders do not approve Proposal 7, the Company would not be able to allot further shares in the Company other than pursuant to an employees’ share scheme. Absent a further shareholder authorization, the Board considers that it would be significantly constrained in its ability to fund the development of the Company’s business.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the authorization of the allotment of shares.

The Board of Directors recommends you vote
FOR the authorization of allotment of shares.

PROPOSAL 8:
DISAPPLICATION OF PRE-EMPTION RIGHTS

Proposal 8 seeks a disapplication of statutory pre-emption rights for pre-emptive offerings and otherwise for cash issues of up to a certain proportion of the Company’s issued ordinary share capital. The current disapplication of pre-emption rights approved at the general meeting held on June 8, 2023 expires at the AGM.

Proposal 8 will be proposed as a special resolution to allot equity securities (as defined in the Companies Act) for cash and/or to sell Ordinary Shares held by the Company as treasury shares without first offering them to existing Shareholders in proportion to their existing holdings. Other than in connection with a pre-emptive offer, this authority will be limited to shares of an aggregate maximum nominal amount of £289,805.26 (being approximately 35% of the Company’s issued share capital).

Proposal 9 will be required to be passed as a special resolution and, if passed, this authority will expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next annual general meeting of the Company or the close of business on December 31, 2025, whichever is earlier. If Shareholders do not approve Proposal 8, the Company will not be able to allot further shares in the Company on a non-pre-emptive basis other than pursuant to an employees’ share scheme. Absent a shareholder authorization to allot equity securities free from applicable rights of pre-emption, the Board considers that it would be significantly constrained in its ability to fund the development of the Company’s business.

Proposal 8 is conditional on the approval of Proposal 7 because English law requires that a pre-emption disapplication be given in respect of a particular authorization (general or specific) to allot shares. Proposal 9 will therefore not be passed unless Proposal 7 is also approved, notwithstanding that Shareholders may have voted to approve Proposal 8.

Vote Required

The affirmative vote of holders representing not less than 75% of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the disapplication of pre-emption rights.

The Board of Directors recommends you vote
FOR the disapplication of pre-emption rights.

PROPOSAL 9:
AUTHORIZATION OF SHARE REPURCHASES ON THE LONDON STOCK EXCHANGE

Proposal 9, which will be proposed as a special resolution, seeks authority to enable the Company to purchase its Ordinary Shares on the AIM market of the London Stock Exchange (“AIM”) during the period until the next annual general meeting of the Company or 31 December 2025, if earlier, for up to 33,120,601 Ordinary Shares, representing approximately 10% of the issued share capital of the Company. This authority would only allow for purchases of Ordinary Shares on AIM and would not allow for purchases of ADSs representing Ordinary Shares on Nasdaq.

The price payable (excluding expenses) shall not be more than the higher of (i) 105% of the average of the middle market quotations as derived from the AIM section of the Daily Official List of the London Stock Exchange plc for the Ordinary Shares for the five business days before the purchase is made and (ii) the higher of the price quoted for the last independent trade of, and the highest current independent bid for, any number of the Ordinary Shares as derived from the London Stock Exchange trading system. The price payable shall not be less than £0.0025 per share, being the nominal value of the Ordinary Shares.

In certain circumstances, it may be advantageous for the Company to purchase its own shares for either cancellation or to be held as treasury shares available for sale and this resolution seeks authority to do this.

This power will only be used if the Directors consider that to do so would promote the success of the Company and be in the best interests of the Company and its Shareholders as a whole. The Company would, within the guidelines set from time to time by the Board, make either a single purchase or a series of purchases, when market conditions are suitable, with the aim of maximizing the benefits to Shareholders. The Board considers that it will be most advantageous to Shareholders for the Company to be able to make such purchases as and when it considers market conditions to be favorable and therefore does not propose to set a timetable for making any such purchases.

Under the Companies Act, the Company is allowed to hold any Ordinary Shares purchased in the market in treasury rather than cancelling them. This gives the Company the ability to sell treasury shares quickly and cost-effectively and would provide the Company with additional flexibility in the management of its capital base. The Board will decide at the time of any purchase which option to pursue. Shares held in treasury have their voting and dividend rights suspended. The Directors will have regard to any guidelines issued by investor groups as at the time of any such purchase with respect to the holding or resale of treasury shares.

Vote Required

The affirmative vote of holders representing not less than 75% of the total voting rights of Shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to authorize certain share repurchases on AIM.

The Board of Directors recommends you vote
FOR the authorization of share repurchases on AIM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

board of directors

The following table sets forth information with respect to our current directors, including their ages as of November 1, 2024.

Name	Age	Position(s)
James McCullough	56	Chief Executive Officer and Director
Fergus Fleming	57	Chief Technical Officer and Director
Catherine Coste	58	Director
Julian Baines MBE	60	Executive Chairman of the Board of Directors
Erik Lium, Ph.D.	56	Director
Christopher Mills	72	Director

Continuing Directors

Below is biographical information for those directors who are not standing for re-appointment at this Meeting and who will remain seated following the Meeting.

James McCullough has served as our co-founder and Chief Executive Officer since our inception. Mr. McCullough has leadership experience building emerging technology companies in both the public and private sectors with specific expertise in the life-sciences industry. From 2008 to 2014, he served as chief executive officer of Exosome Diagnostics Inc., a venture backed personalized medicine company developing non-invasive liquid biopsy diagnostics in cancer that was acquired by Bio-Techne Corporation in 2018. From 2018 to 2021, Mr. McCullough also served as a managing partner of Renwick Capital, LLC, a managing consulting firm specializing in assisting emerging healthcare technology companies with strategic planning and business execution. He received his B.A. from Boston University and an MBA from Columbia Business School. Mr. McCullough has been instrumental in the Company’s recent fundraise in September 2024.

Fergus Fleming has served as our Chief Technology Officer and as a member of our Board since our inception. Since June 2013, Mr. Fleming has served as Managing Director of FF Consulting Limited, where he has provided product development and commercialization support to medical devices and diagnostics companies. While working at FF Consulting Limited, Mr. Fleming has served as Head of Business Development for Oncomark Limited from November 2016 to October 2018, and served in a number of roles at EKF Diagnostics plc. Mr. Fleming has over 30 years of experience in the life sciences sector, including leadership positions with Baxter Healthcare, Boston Scientific and Trinity Biotech plc. Mr. Fleming received a degree in Science from University College Galway, Ireland.

Catherine Coste has served as a member of our Board of Directors since June 2023. Ms. Coste retired from Deloitte and Touche LLP in September 2020, where she was a senior partner and served as one of Deloitte’s life sciences industry executive leaders. She spent 32 years at Deloitte in both corporate and professional services positions leading global finance, internal audit and operations teams. Ms. Coste has served as a director of both Minerva Surgical, Inc. since February 2021, where she serves as Chair of the Audit Committee and as member of the Compensation Committee, and Biomerica, Inc. since August 2020, where she is Chair of the Audit Committee, and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Coste also has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls, and corporate governance. Ms. Coste is a Certified Public Accountant. Ms. Coste earned her B.A. in business administration, accounting, from California State University, Hayward.

Erik Lium, Ph.D. has served as a member of our Board of Directors since November 2018. Since March 2014, Dr. Lium has served in various roles at Mount Sinai, where he is currently the president of Mount Sinai Innovation Partners, and the executive vice president and chief commercial innovation officer of the Mount Sinai Health System. In addition to his service on the board Dr. Lium represents Mount Sinai on several private company boards and previously served as a member of the investment review committee for the Accelerate NY Seed Fund. Prior to joining Mount Sinai, Dr. Lium served in a number of role at the University of California, San Francisco (“UCSF”), including as the Assistant Vice Chancellor of Innovation, Technology & Alliances,

Assistant Vice Chancellor of Research and principal investigator for the Bay Area National Science Foundation I-Corps node. Additionally, prior to its acquisition in 2004, Dr. Lium served as President of LabVelocity Inc. Mr. Lium pursued postdoctoral research at UCSF in the laboratory of J. Michael Bishop, M.D., earned a Ph.D. from the Integrated Program in Cellular, Molecular and Biophysical Studies at Columbia University in the laboratory of Dr. Saul J. Silverstein, and holds a B.S. in Biology from Gonzaga University.

Christopher Mills has served as a member of our Board of Directors since our inception. Mr. Mills founded Harwood Capital Management in 2011, a successor company to its former parent company, J.O. Hambro Capital Management, which Mr. Mills co-founded in 1993. Mr. Mills is Chief Executive Officer and Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Chairman and Chief Executive Officer of Harwood Capital Management Ltd. Mr. Mills currently serves on the board of a number of public companies, including EKF Diagnostics plc, Sureserve Group plc, Augean plc and MJ Gleeson plc. Mr. Mills received a B.A. in Business Studies from Guildhall University.

Julian Baines, MBE has served as a member of Board of Directors since November 4, 2024. Mr. Baines has significant experience in the life science industry and was the CEO of EKF Diagnostics Holdings plc (“EKF”) and BBI Holdings plc (“BBI”). Mr. Baines rejoined the executive team at EKF as Executive Chairman on a short-term basis in February 2023. He is also currently Non-Executive Chairman of Verici Dx plc. Before joining EKF, he undertook a management buyout at BBI in 2000, a flotation on AIM in 2004 and was responsible for selling the business to Alere Inc. (now part of Abbott Laboratories) in 2008 for c. £85 million. Mr. Baines has since rejoined the Company as Executive-Chairman on November 4, 2024 following the approval of his appointment at the general meeting of the Company on October 31, 2024.

During the year ended June 30, 2024, there were 20 full meetings of our Board of Directors. All of our Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of the committees of which he or she was a member during the year ended June 30, 2024.

There are no family relationships between any of our executive officers or directors, nor are there any arrangements or understandings with major Shareholders, customers, suppliers or others, pursuant to which any executive officer or director was selected as such.

corporate governance

Composition of Our Board of Directors

In accordance with our Articles of Association, at every annual general meeting, there shall retire from office any director who has been appointed by our Board of Directors since the last annual general meeting, or who shall have been a director at each of the preceding two annual general meetings and who was not re-appointed at either such meeting, or who has held office (other than in an executive position) for a continuous period of nine years or more at the date of such annual general meeting. A retiring director shall be eligible for re-appointment. A director retiring at a meeting shall, if he is not re-appointed at such meeting, retain office until the meeting appoints someone in his place, or if it does not do so, until the conclusion of such meeting.

Leadership

The leadership structure of our Board of Directors separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our and our Shareholders’ best interests. As a result, we believe that having an independent Chairman of the Board can enhance the effectiveness of the Board as a whole.

Independence of our Board of Directors

While our securities are no longer listed on Nasdaq, we continue to require that a majority of the Board qualifies as “independent”. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after a review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable Nasdaq listing standards: Catherine Coste, Erik Lium and Christopher Mills. In addition, the Board determined that Mr. Daniel Levangie, who resigned in October 2024, was an independent director within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. James McCullough, Fergus Fleming and Julian Baines are not independent based on their employment with the Company as executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our audit committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Our Nomination Committee ensures that our governance policies and procedures are appropriate in light of the risks we face.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors has three standing committees: an Audit Committee, a Remuneration Committee and a Nomination Committee. The charters for each of these committees can be found on our website at https://investors.renalytix.com/corporate-governance/documents-and-charters.html. Each committee reviews its respective charter at least annually. The members of these committees as of June 30, 2024 are set forth below.

Name	Audit	Remuneration	Nomination
Catherine Coste	Chair	X
Daniel Levangie(1)	X	Chair
Erik Lium	X		X
Christopher Mills			Chair
Total meetings in fiscal 2024	3	2	0

____________

(1)      Mr. Levangie resigned effective October 31, 2024.

Audit Committee

Our Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. As of June 30, 2024, our audit committee consisted of Catherine Coste, Daniel Levangie and Erik Lium. Mr. Levangie resigned from the Board and all respective committees effective October 31, 2024, and the Board intends to appoint a new independent non-executive director to fill the vacancy on the Audit Committee, subject to customary due diligence being performed by the Company’s nominated advisor (Nomad). The audit committee consists exclusively of members of our Board who are financially literate, and Ms. Coste is considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under applicable rules and regulations. The Board made a qualitative assessment of Ms. Coste’s level of knowledge and experience based on a number of factors, including her formal education and experience. Our Board has determined that all of the members of the Audit Committee satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act. The Audit Committee is governed by a charter that complies with Nasdaq rules.

The Audit Committee’s responsibilities include:

•        monitoring the integrity of our financial and narrative reporting;

•        reviewing accounting policies and key estimates and judgments;

•        reviewing the appropriateness and completeness of the internal controls;

•        recommending the appointment, re-appointment or removal of the independent auditor to the annual general meeting of Shareholders;

•        the appointment, compensation, retention and oversight (as set forth in the Exchange Act and the rules thereunder) of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services;

•        pre-approving the audit services and non-audit services to be provided by our independent auditor before the auditor is engaged to render such services;

•        evaluating the independent auditor’s qualifications, performance and independence, and presenting its conclusions to the full Board of Directors on at least an annual basis;

•        reviewing and discussing with the executive officers, the Board of Directors and the independent auditor our financial statements and our financial reporting process; and

•        reviewing procedures for detection of fraud, whistleblowing and prevention of bribery, and reports on systems for internal financial control, financial reporting and risk management.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Ms. Catherine Coste
Mr. Daniel Levangie(1)
Mr. Erik Lium

____________

(1)      Mr. Levangie resigned effective October 31, 2024

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Remuneration Committee

Our Remuneration Committee assists the Board of Directors in determining executive officer compensation. As of June 30, 2024, our Remuneration Committee consisted of Catherine Coste and Daniel Levangie (Chairman). Mr. Levangie resigned from the Board and all respective committees effective October 31, 2024, and the Board intends to appoint a new independent non-executive director to fill the vacancy on the Remuneration Committee, subject to customary due diligence being performed by the Company’s Nomad. Our Board has determined that each member of the Remuneration Committee is “independent” as defined under the applicable rules.

The Remuneration Committee’s responsibilities include:

•        identifying, reviewing and proposing policies relevant to executive officer compensation;

•        evaluating each executive officer’s performance in light of such policies and reporting to the Board;

•        analyzing the possible outcomes of the variable remuneration components and how they may affect the remuneration of the executive officers;

•        recommending any equity long-term incentive component of each executive officer’s compensation in line with the remuneration policy and reviewing our executive officer compensation and benefits policies generally; and

•        reviewing and assessing risks arising from our compensation policies and practices.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the compensation for our executive officers. Non-executive director compensation is recommended by our Remuneration Committee to the Board of Directors for approval. Our Chief Executive Officer may participate in general discussions with our Remuneration Committee and Board of Directors about these compensation matters but he does not participate in discussions during which his individual compensation is being considered and approved.

While the Remuneration Committee retained the services of Aon plc, an independent compensation consultant, to assist the Remuneration Committee with respect to compensation actions in 2022 and 2023, the Remuneration Committee determined not to continue to utilize the services of a compensation consultant for 2024 and beyond.

Nomination Committee

Our Nomination Committee consists of Christopher Mills and Erik Lium, and assists our Board of Directors in identifying individuals qualified to become members of our Board and executive officers consistent with criteria established by our Board and in developing our corporate governance principles. Mr. Mills serves as chairperson of the Nomination Committee. Our Board of Directors has determined that each member of the Nomination Committee is “independent” as defined under the applicable Nasdaq rules.

The Nomination Committee’s responsibilities include:

•        drawing up selection criteria and appointment procedures for directors;

•        reviewing and evaluating the size and composition of our Board and making a proposal for a composition profile of the Board of Directors at least annually;

•        assessing the independence of directors and director nominees, as well as any additional qualification requirements for directors or director nominees who will be members of committees of the Board of Directors, and making recommendations to the Board of Directors relating to such matters;

•        recommending nominees for election to our Board of Directors and its corresponding committees;

•        assessing the functioning of individual members of Board and executive officers and reporting the results of such assessment to the Board of Directors;

•        developing and recommending to the Board rules governing the Board, reviewing and reassessing the adequacy of such rules governing the Board and recommending any proposed changes to the Board of Directors; and

•        periodically reviewing and assessing the adequacy of the Company’s corporate governance guidance and, as appropriate, recommend any proposed changes to the Board of Directors for its consideration and approval.

The Nomination Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nomination Committee will review candidates recommended by Shareholders in the same manner and using the same general criteria as candidates recruited by the Nomination Committee and/or recommended by our Board of Directors. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Additional Information — Shareholder Proposals for 2025 Annual General Meeting.”

Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our Shareholders each year. The Board of Directors delegates the selection and nomination process to the Nomination Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Director Nomination Process

Our Board will determine the appropriate characteristics, skills, and experience for our Board as a whole and for its individual members. Our Board considers recommendations for nominees from the Nomination Committee. Our Board will consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on our Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being over 21 years of age.

Our Board and the Nomination Committee also intend to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Board and the Nomination Committee retain the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board and the competencies of the individual members, the current and future operating requirements of the Company and the long-term interests of stockholders, with the objective of having a balanced and effective Board that reflects a variety of characteristics, perspectives, skills and professional experience. The Nomination Committee’s review and periodic assessments of the characteristics, perspectives, skills and professional experience it seeks in our Board as a whole, and in individual directors, in connection with its review of our Board’s composition, enables it to assess the effectiveness of its goal of achieving a balanced and effective Board with diversity. Our Board considers age, skills, diversity (including diversity of gender, ethnic background and country of origin) and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on our Board.

In the case of all director candidates, the Nomination Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The Nomination Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nomination Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nomination Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

Board Diversity

Board Size	As of June 30, 2024
Total Number of Directors:	6
	Male	Female	Non-Binary	Did Not Disclose
Part 1: Gender
Number of Directors Based on Gender Identity	5	1	0	0
Part 2: Demographic Information
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Information	0

Shareholder Recommendations and Nominees

Our Nomination Committee considers both recommendations and nominations for candidates to the Board from Shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nomination Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our Ordinary Shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nomination Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of Shareholders must meet the deadlines and other requirements set forth under “Additional Information — Shareholder Proposals for 2025 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of Shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of Shareholders when such director will offer himself or herself for re-appointment.

You may write to the Nomination Committee at:

c/o Salim Hamir
Company Secretary
Renalytix plc
2 Leman Street
London E1W 9US
United Kingdom

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of Shareholders to the extent practicable.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all officers, directors and employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Company’s website at https://investors.renalytix.com, under “Governance.” The Company intends to disclose on our website any amendments to, or waivers from, the Code of Conduct that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of the amendment or waiver.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors and Nomination Committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board of Directors by writing care of our Company Secretary at the Company’s registered office address.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is +1 (415) 389-6400.

Hedging Policy

The Company does not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities.

executive officers

The following table sets forth certain information with respect to our current executive officers, including their ages as of October 31, 2024. There are no family relationships among any of our executive officers.

Name	Age	Position
James McCullough	56	Chief Executive Officer and Director
Fergus Fleming	57	Chief Technical Officer and Director
Joel Jung	66	Chief Financial Officer
Howard Doran	64	President
Michael J. Donovan	70	Chief Medical Officer

The biography of each of Mr. McCullough and Mr. Fleming is set forth above under “Board of Directors.”

Joel Jung was appointed Interim Chief Financial Officer in May 2024 and previously, Mr. Jung served as Chief Financial Officer at Minerva Surgical, Inc. from July 2020 to February 2024. Mr. Jung served as a financial consultant to several life sciences companies from October 2018 to July 2020. From October 2018 to June 2019, Mr. Jung held various positions at uBiome, Inc., including as Chief Financial Officer from March 2019 to June 2019.

Prior to that, Mr. Jung served as the Chief Financial Officer for four companies including Counsyl, Inc. (acquired by Myriad Genetics, Inc.), Bionano Genomics, Inc., AgraQuest, Inc. (acquired by Bayer CropScience), and Celera Corporation. Mr. Jung holds a B.S. Degree in Aeronautical Engineering from Purdue University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Howard Doran was appointed President in April 2024 after previously serving as Chief Business Officer of Renalytix since September 1, 2023. Prior to joining Renalytix, Mr. Doran served as LipoScience, Inc’s President and Chief Executive Officer until successful completion of LabCorp’s acquisition of the company in November 2014. Preceding LipoScience, Mr. Doran was President and Chief Operating Officer of Constitution Medical, Inc., an early-stage in vitro diagnostics company and developer of the Bloodhound Fully Integrated Hematology System, which was acquired by Roche Diagnostics, Inc. in July 2013. Prior to Constitution Medical, Mr. Doran was a member of the senior executive team of Hologic, Inc. and served as President of Hologic’s Global Diagnostics business. Mr. Doran joined the senior management team of Hologic in 2007 at the time of Hologic’s acquisition of Cytyc Corporation, where he had been serving as Senior Vice President and Business Unit Director of Cytyc’s $500 million in vitro diagnostics business. From 1997 through 2007, he was a key member of the management team of Cytyc Corporation during Cytyc’s dramatic growth, serving in a number of senior commercial roles of increasing responsibility including physician sales and marketing, managed care initiatives and laboratory sales and marketing. Mr. Doran holds a Bachelor of Science degree in Management from West Chester University of Pennsylvania.

Michael J. Donovan, Ph.D., M.D. has served as our Chief Medical Officer since our inception. Since November 2011, Donovan has also served as a Professor of Experimental Pathology and Director of the Biorepository and Pathology core at the Icahn School of Medicine at Mount Sinai. In addition to an academic career at Harvard Medical School and Boston Children’s Hospital, Dr. Donovan has over 20 years’ experience in the biotechnology industry, serving in various senior management roles at Millennium Pharmaceuticals and Incyte Pharmaceuticals. He most recently served as Chief Clinical Officer of Vigilant Biosciences, Inc., Chief Medical Officer of MetaStat, Inc. and Chief Medical Officer of Exosome Diagnostics, Inc. Dr. Donovan received a B.S. in Zoology, an M.S. in Endocrinology and a Ph.D. in Cell and Developmental Biology from Rutgers University. He received his M.D. from the University of Medicine and Dentistry of New Jersey.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Ordinary Shares (and our ADSs, each of which represents 2 Ordinary Shares) as of November 7, 2024 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Ordinary Shares.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by officers, directors and principal shareholders. Applicable percentage ownership is based on 331,206,012 Ordinary Shares, including Ordinary Shares in the form of ADSs, outstanding as of November 7, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we include all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions as of January 6, 2025, which is 60 days after November 7, 2024. However, except as described above, we do not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Renalytix plc, 2 Leman Street, London, United Kingdom.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Icahn School Of Medicine At Mount Sinai(2)	37,550,977	11.3%
CVI Investments, Inc.	33,000,000	10.0%
Jefferson River Capital LLC(3)	19,644,391	5.9%
Polar Capital	27,520,016	8.3%
Pentwater Capital Management LP	17,946,298	5.4%
Ruffer LLP	28,500,000	8.6%
Unicorn Asset Management Limited	18,955,777	5.7%
Directors and Named Executive Officers:
James McCullough(4)	3,455,768	1.0%
Fergus Fleming(5)	1,308,820	*
Michael Donovan(6)	297,657	*
Catherine Coste(7)	343,199	*
Daniel Levangie(8)	30,000	*
Erik Lium, Ph.D.	—	*
Christopher Mills(9)	14,609,946	4.4%
Joel Jung(10)	223,855	*
Julian Baines, MBE	1,801,711	*
All directors and executive officers as a group (9 persons)	22,070,956	6.7%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Our Shareholders, executive officers and directors may hold Ordinary Shares, ADS or a combination of both. This column shows each holder’s beneficial ownership assuming all shares were held as Ordinary Shares, which may not be the case. Our ADSs are listed on The Nasdaq Global Market under the trading symbol “RNLX.” Ordinary Shares are convertible to ADSs at a two to one ratio.

(2)      The address of Mount Sinai is 1 Gustave L. Levy Place, New York, New York, 10029.

(3)      Consists of 19,406,043 Ordinary Shares held by the Hamilton E. James 2003 Children’s Trust (the “Trust”) and 238,348 Ordinary Shares directly held by Mr. Hamilton James. Jefferson River Capital LLC (“Jefferson River”) is the investment adviser of the Trust and Mr. James, and each of Jefferson River, the Trust and Mr. James disclaims beneficial ownership of any of the reported securities except to the extent of such party’s pecuniary interest in such securities. The address of Jefferson River Capital LLC is 499 Park Ave., 27th floor, New York, NY 10022.

(4)      Consists of 191,988 Ordinary Shares directly held by Mr. McCullough and 291,672 shares issuable upon exercise of options vested as of September 26, 2024, and 2,554,398 shares held by The McCullough 2020 Irrevocable Trust, of which Mr. McCullough is a trustee.

(5)      Consists of 569,481 Ordinary Shares directly held by Mr. Fleming and 655,797 shares issuable upon exercise of options vested as of September 26, 2024.

(6)      Consists of 297,657 Ordinary Shares issuable upon exercise of options vested as of September 26, 2024.

(7)      Includes 63,333 Ordinary Shares issuable upon exercise of options vested as of September 26, 2024.

(8)      Consists of 30,000 Ordinary Shares issuable upon exercise of options vested as of September 26, 2024.

(9)      Consists of (i) 11,000,000 Ordinary Shares held by North Atlantic Smaller Companies Investment Trust plc (“NASCIT”), of which Harwood Capital LLP(“Harwood Capital”) is investment manager, (ii) 2,800,000 Ordinary Shares held by Oryx International Growth Fund Limited (“Oryx”), of which Harwood Capital is an investment advisor, (iii) 272,500 Ordinary Shares held by Harwood Holdco Limited (“Harwood Holdco”), which is a wholly owned subsidiary of Harwood Capital Management Limited Group (the “Harwood Group”), and (iv) 704,519 Ordinary Shares held by Harwood Capital, which is a wholly-owned subsidiary of the Harwood Group. Mr. Mills is partner and chief investment officer of Harwood Capital, and is the owner of the Harwood Group. The address of the Harwood Group, Harwood Capital, Harwood Holdco, NASCIT and Oryx is 6 Stratton St, Mayfair, London W1J 8LD, United Kingdom.

(10)    Includes 15,000 Ordinary Shares issuable upon exercise of vested stock options.

securities authorized for issuance under equity compensation plan

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2024.

equity compensation plan information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	7,451,626	$3.07	21,020,692
Equity compensation plans not approved by security holders	—	—	—
Total	7,451,626	$3.07	21,020,692

____________

(1)      Pursuant to the terms of the 2020 Plan, the number of Ordinary Shares available for issuance under the Company’s 2020 Equity Incentive Plan automatically increases on each January 1 until and including January 1, 2030, by an amount equal to the lesser of: (a) 5% of the Ordinary Shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors. Pursuant to the terms of the Company’s 2020 Employee Stock Purchase Plan (“2020 ESPP”), the number of Ordinary Shares available for issuance under the 2020 ESPP automatically increases on each January 1 until and including January 1, 2030, by an amount equal to the lesser of: (a) 1% of the Ordinary Shares outstanding on the final day of the immediately preceding calendar year and (b) 2,000,000 Ordinary Shares.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

transactions with related persons

Related-Person Transactions Policy and Procedures

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The related person transactions policy also covers related party transactions under the AIM Rules for Companies published by the London Stock Exchange, or the AIM Rules, which contains a different definition of a related party to the definition of a related person set out above for U.S. purposes. The AIM Rules require that any transaction with a related party (pursuant to the definition in the AIM Rules) that exceeds 5% in any of the class tests set out in the AIM Rules, taking into account certain provisions relating to aggregation of transactions, should be announced without delay as soon as the terms of the transaction are agreed, and that the announcement should include certain specified information including a statement that our directors (with the exception of any director who is involved in the transaction as a related party) consider, having consulted with our nominated adviser for AIM, that the terms of the transaction are fair and reasonable insofar as our stockholders are concerned.

Certain Related-Person Transactions

Except as described below, there have been no transactions since July 1, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” and “Director Compensation.” For a description of severance and change in control arrangements that we have entered into with some of our executive officers, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”

2023 Placement

In February 2023, we issued and sold an aggregate of 3,699,910 Ordinary Shares at a price of £0.90 per ordinary share and 7,511,525 ADSs, at a price of $2.17 per ADS. The private placement generated gross cash proceeds of $20.3 million. The following table summarizes the number of Ordinary Shares purchased by related persons.

Shareholder	Ordinary Shares	Subscription Price ($)	Gross Proceeds to Company ($)
Icahn School of Medicine at Mount Sinai(1)	2,764,978	3,000,001.13	3,000,001.13
Oryx(2)	32,794	35,417.52	35,417.52
NASCIT(2)	313,581	338,667.48	338,667.48

____________

(1)      Mr. Lium sits on our Board as a representative of the Icahn School of Medicine at Mount Sinai.

(2)      As at the date of the 2023 placement, Harwood Capital was investment manager to NASCIT and an investment advisor to Oryx. Mr. Mills is a member of our Board of Directors and has been partner and chief investment officer of Harwood Capital.

2024 Placements

On March 12, 2024, we entered into a placing agreement to which we placed 46,801,872 Ordinary Shares with both UK and U.S. institutional investors, at a price of £0.20 per ordinary share, raising aggregate gross proceeds of approximately $12 million. ISMMS subscribed for a total 9,360,374 Ordinary Shares at £0.20 per ordinary share in the placement. Christopher Mills, Non-Executive Chairman, and his related parties subscribed for a total of 4,000,000 Ordinary Shares at £0.20 per ordinary share in the Private Placement.

In September and October 2024, we entered into subscription letters and a placing agreement with certain qualified institutional buyers and insiders, pursuant to which we agreed to allot and issue up to an aggregate of 128,738,833 Ordinary Shares to certain investors in unregistered offerings. On October 9, 2024, we issued 24,007,773 Ordinary Shares at a placing price of £0.09 per share and received gross proceeds of £2,160,699.57 before deducting fees, commissions and other offering expenses payable by us.

On November 4, 2024, we issued 104,731,060 Ordinary Shares at a placing price of £0.09 per share and received gross proceeds of £9,425,795.40 before deducting fees, commissions and other offering expenses payable by us. Certain of our officers and directors acquired shares comprise approximately £1,337,106 in the aggregate through the issuance of 14,856,723 shares. Each participating insider agreed to a lock-in of their shares for a period of six months.

Shareholder	Ordinary Shares	Subscription Price (£)	Gross Proceeds to Company (£)
Christopher Mills	500,000	45,000	45,000
James McCullough	417,710	37,594	37,594
Catherine Coste	279,866	25,188	25,188
Fergus Fleming	83,542	7,519	7,519
Joel Jung	208,855	18,797	18,797
Icahn School of Medicine at Mount Sinai(1)	13,366,750	1,203,008	1,203,008

____________

(1)      Mr. Lium sits on our Board as a representative of the Icahn School of Medicine at Mount Sinai.

Relationship Agreement, by and among Renalytix plc, the Icahn School of Medicine at Mount Sinai and NPLUS1 Singer Advisory LLP

On October 30, 2018, we, Mount Sinai and NPLUS1 Singer Advisory LLP, or Singer, entered into a Relationship Agreement, or the Relationship Agreement, to regulate the terms of the relationship between us and Mount Sinai and to ensure that we can operate independently of Mount Sinai, pursuant to which, among other things, Mount Sinai has the right to appoint one member to our Board of Directors and Mount Sinai has agreed to not take any action intended to prevent our Board of Directors from operating independently of Mount Sinai. The Relationship Agreement was effective from November 6, 2018, the date of admission of our Ordinary Shares to trading on AIM.

Pursuant to the Relationship Agreement and for so long as (i) Mount Sinai shall hold as beneficial owner 5% by nominal value of our issued Ordinary Shares and (ii) our Ordinary Shares are admitted to trading on AIM, Mount Sinai agreed, among other things, to:

•        not take any action intended to prevent the Board of Directors from operating independently of Mount Sinai;

•        not take any action that would have the effect of preventing or might reasonably be expected to prevent any member of the Company from complying with its obligations under certain U.K. applicable laws including, without limitation, AIM Rule 13; and

•        allow a committee of the Board of Directors comprising of independent directors and Singer to deal with any matters in connection with (i) any actual or proposed transaction, agreement or arrangement between us and Mount Sinai, (ii) any matter in which any member of Mount Sinai is interested (iii) and any decision by us concerning the enforcement of its rights under, and the operation of, this Relationship Agreement.

The Relationship Agreement provides that any respective dispute between us and Mount Sinai relating to our management, the operation of the Board of Directors or any transaction, agreement or arrangement with Mount Sinai shall be passed to, and dealt with on our behalf by, a committee comprising only of independent directors following consultation with Singer.

The obligations of the parties under the Relationship Agreement shall automatically terminate upon:

•        such time as Mount Sinai ceases to hold as beneficial owner any Ordinary Shares; or

•        written notice to the other parties on or at any time after (i) we pass a resolution for our winding up or a court of competent jurisdiction making an order for our winding up or dissolution, (ii) the making of an administration order in relation to us or the appointment of a receiver over, or an encumbrancer taking possession of or selling, any of our assets, or (iii) we make an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally.

Pursuant to the Relationship Agreement, we agreed to appoint a representative designated by Mount Sinai to the Board of Directors as a non-executive director, and further the right to appoint a board observer. In connection therewith, Mount Sinai appointed Erik Lium to the Board of Directors. Mount Sinai’s right to maintain a representative on the Board of Directors and the right to appoint an observer at Board of Director meetings shall continue for so long as Mount Sinai continues to beneficially hold not less than 5% by nominal value of our issued Ordinary Shares.

The Relationship Agreement is filed with the Annual Report on Form 10-K as Exhibit 10.16 and is incorporated herein by reference, and the foregoing description of the Relationship Agreement is qualified in its entirety by reference thereto.

Indemnity Agreements

In July 2020, we entered into deeds of indemnity with each of our directors and executive officers in connection with the listing of our ADSs on Nasdaq. The deeds of indemnity and our Articles of Association require us to indemnify our directors and executive officers to the fullest extent permitted by law.

NAMED EXECUTIVE OFFICER COMPENSATION

Our named executive officers, or NEOs, for the fiscal year ended June 30, 2024, consisting of our principal executive officer, the next two most highly compensated executive officers serving as of June 30, 2024 and two additional individuals form whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of June 30, 2024, were:

•        James McCullough, our Chief Executive Officer and Director;

•        Fergus Fleming, our Chief Technology Officer and Director;

•        Michael Donovan, our Chief Medical Officer

•        Thomas McLain, President (resigned); and

•        O. James Sterling, Chief Financial Officer (resigned).

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the fiscal years ended June 30, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)		Total ($)
James McCullough	2024	509,585	241,805	—	28,720	(2)	780,110
Chief Executive Officer and Director	2023	601,271	—	405,675	29,375	(3)	1,036,321
Fergus Fleming	2024	310,498	88,751	—	26,453	(4)	425,702
Chief Technology Officer and Director
Michael J. Donovan	2024	328,450	21,560	—	30,004	(5)	380,014
Chief Medical Officer
Thomas McLain	2024	420,649	257,850	—	83,182	(7)	761,681
Prior President(6)	2023	450,271	—	202,500	9,930	(8)	662,701
O. James Sterling	2024	345,365	109,377	—	12,463	(10)	467,205
Prior Chief Financial Officer(9)	2023	426,251	—	174,735	22,691	(11)	623,677

____________

(1)      Represents amounts paid pursuant to our annual incentive compensation program, described below.

(2)      Represents $16,662 paid in 2024 by us in 401(k) contributions and $12,058 paid in 2024 by us for Mr. McCullough’s life insurance premiums.

(3)      Represents $20,224 paid in 2023 by us in 401(k) contributions and $9,151 paid in 2023 by us for Mr. McCullough’s life insurance premiums.

(4)      Represents $15,525 paid in 2024 by us in pension contributions and $10,928 paid in 2024 by us for Mr. Fleming’s stipend.

(5)      Represents $14,327 paid in 2024 by us in 401(k) contributions and $15,676 paid in 2024 by us for Mr. Donovan’s life insurance premiums.

(6)      Mr. McLain resigned as of April 30, 2024.

(7)      Represents $75,000 paid in 2024 by us in separation pay and $8,182 paid in 2024 by us for Mr. McLain’s life insurance premiums.

(8)      Represents $9,930 paid in 2023 by us for Mr. McLain’s life insurance premiums.

(9)      Mr. Sterling resigned as of May 24, 2024.

(10)    Represents $8,763 paid in 2024 by us in 401(k) contributions and $3,701 paid in 2024 by us for Mr. Sterling’s life insurance premiums.

(11)    Represents $19,000 paid in 2023 by us in 401(k) contributions and $3,691 paid in 2023 by us for Mr. Sterling’s life insurance premiums.

Narrative to the Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Remuneration Committee of our board determines our executives’ compensation. Our Remuneration Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer, which is recommended by our board. Based on those discussions and its discretion, the Remuneration Committee then recommends the compensation for each executive officer. Our remuneration committee, without members of management present, discusses and approves (or recommends to the Board for determination and approval) the compensation of our executive officers.

The table below sets out, for each element of pay, a summary of how remuneration of executive officers is structured and how it supports the Company’s strategy.

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Base Salary

To attract, retain and motivate executive officers of the highest caliber who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company. Base salary is designed to provide an appropriate level of fixed income to avoid an over-reliance on variable pay elements that could encourage excessive risk taking.

Salaries are normally reviewed annually, and changes are generally effective from 1 October-The annual salary review of the executive officers takes into consideration a number of factors, including:

•   scope of the individual’s responsibilities;

•   abilities, experience and performance of the individual;

•   business performance;

•   salary increases awarded to the overall employee population;

•   market competitiveness and US and UK market practice; and

•   the underlying rate of inflation.

Executive officer level salaries are determined considering industry benchmarking data. There is no prescribed maximum annual salary or salary increase. Base salary increases are awarded at the discretion of the Committee; however, the Committee is guided by the general increase for the broader employee population but may decide to award a lower increase for Executive officers or exceed this to recognize, for example, an increase in the scale, scope or responsibility of the role and/or take account relevant market movements. salary increases will normally executive officer level salaries are approved by the Board in line with corporate performance and are consistent with positions held.

No formal metrics, although any increases take account of Company performance and the individual performance of the executive officer.

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Benefits
Benefits in kind offered to executive officers are provided on a market-competitive basis, to assist with their recruitment and retention.	The Company aims to offer benefits that are in line with the executive officers’ local market and those offered to the wider workforce.	There is no defined maximum value for benefits, but the Committee will consider the aggregate value of any such benefits when determining what should be offered.	Not performance related.
Pension/Retirement Benefits
The Company aims to provide a contribution towards life in retirement.

Depending on their location and comparable benefits offered to local employees, executive officers may be eligible to receive employer contributions to a defined contribution pension scheme or a cash supplement in lieu of such contributions, or a mixture of both.

		The maximum employer pension contribution or cash in lieu amount will be a percentage of annual base salary aligned with that provided to other senior executives in the executive officer’s location.	Not performance related.
Annual Bonus
An annual bonus rewards the achievement of objectives that support the Company’s corporate goals and delivery of the business strategy

Bonuses are determined based on objectives that are agreed with the Committee, and the Board, at the start of each financial year although the Committee retains the discretion to amend objectives during the year if it considers that objectives are no longer appropriate. Different performance measures and weightings may be used each year, as agreed with the Committee, to take into account changes in the business strategy. Bonuses are normally paid in cash (but may be paid in the form of an equity award, at the discretion of the Committee).

Executive officer level bonuses are approved by the Board in line with corporate performance and are consistent with positions held.

Performance measures are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value. The annual bonus will be based on corporate measures, including, but not limited to, financial and/or strategic measures. Bonus measures are reviewed at least annually and the Committee has the discretion to change the measures or to introduce new measures when it deems appropriate.

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Equity Incentive Plan (“EIP”)
To attract, motivate, retain and reward for long-term, sustainable performance linked to corporate strategy and provide alignment with Shareholders’ interests.

Equity awards granted to executive officers may take the form of options, restricted shares, performance share units, restricted share units, or other forms of awards granted in accordance with the discretionary EIP that may be in place from time to time.

The executive officers received a grant under the EIP’s predecessor plan upon listing on AIM and it is intended that top-up awards shall be issued under the EIP from time to time in the discretion of the Committee.

There is no maximum opportunity for equity incentives. However, the Committee will generally assess the position at similar sized comparative companies prior to making any award to ensure that any awards are aligned to the market.

Vesting of equity awards is generally subject to continued employment and may also be subject to the achievement of performance conditions aligned with the Company’s strategic plan. Measures, their weightings and the period over which performance is tested will be determined by the Committee. The Committee will select the most appropriate form of EIP for awards each year and/or each individual grant. Vesting of equity awards may be accelerated in part or in full in connection with certain corporate events such as a change of control.

All employee equity plans
Encourages employee share ownership and therefore increases alignment of interests with Shareholders.	The Company may, from time to time, operate tax-advantaged share plans for which executive officers would be eligible on the same basis as all other eligible employees.	Within the limits of the relevant legislation.	Not performance related.

Annual Performance Bonuses

Each of our executive officers is eligible to receive performance bonus under our annual incentive compensation program. The Committee of the Board determined that while Management made progress in key areas in fiscal year 2024 growing the business, the Company did not achieve 100% of its annual corporate objectives, and therefore no bonuses for company executives will be paid. This outcome was based on achievements versus goals in the following key areas: overachievement in the area of technology/innovation, partial achievement in executive team performance, insurance reimbursement and governance, inclusion, and operations, and underachievement of the revenue target.

Retirement Benefits and Other Compensation

Health and Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

401(k) Plan

The Company maintains a defined contribution 401(k) retirement plan which covers all U.S. employees. Employees are eligible after three months of service. Under the 401(k) plan, participating employees may make contributions in an amount up to the limit set by the Internal Revenue Service on an annual basis. The Company has a safe harbor plan and makes contributions to employee accounts of 5% of compensation and increased it to 6% effective January 2024 (as defined by the plan). The Company paid $0.1 million and $0.1 million in contributions for the years ended June 30, 2024 and 2023, respectively.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding share options held by our named executive officers as of June 30, 2024. None of our named executive officers held restricted shares or other share awards as of June 30, 2024.

	Option Awards
Name	Total number of granted options (#)(1)	Number of securities underlying unexercised options (#) exercisable(2)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date
James McCullough	875,017	291,672	583,345	(3)	$1.30	(5)	7/6/2033
Fergus Fleming	538,161	538,161	—		$1.53	(6)	11/1/2028
	352,902	117,636	235,266	(3)	$1.30	(5)	7/6/2033
Michael Donovan	269,081	269,081	—		$1.53		11/1/2028
	85,731	28,576	57,155	(3)	$1.30	(5)	7/6/2033
Thomas McLain	538,161	538,161	—		$2.55	(7)	5/31/2029
	200,000	200,000	—		$6.95	(8)	8/28/2030
	500,000	500,000	—		$11.70	(9)	4/15/2031
	394,486	230,118	164,368	(4)	$1.30	(5)	7/6/2033
	200,000	116,669	83,331	(4)	$1.49	(10)	7/10/2033
O. James Sterling	575,160	143,790	431,370	(4)	$1.30	(5)	7/6/2033

____________

(1)      Options vest equally over 12 quarters following the grant date, subject to the executive officer’s continuous service.

(2)      Fully vested and exercisable.

(3)      Unvested and unexercisable.

(4)      Forfeited and unexercisable.

(5)      The exercise price of this grant is £1.03, or $1.30 based on an exchange rate of £1.00 = $1.26.

(6)      The exercise price of this grant is £1.21, or $1.53 based on an exchange rate of £1.00 = $1.26.

(7)      The exercise price of this grant is £2.02, or $2.55 based on an exchange rate of £1.00 = $1.26.

(8)      The exercise price of this grant is £5.50, or $6.95 based on an exchange rate of £1.00 = $1.26.

(9)      The exercise price of this grant is £9.25, or $11.70 based on an exchange rate of £1.00 = $1.26.

(10)    The exercise price of this grant is £1.18, or $1.49 based on an exchange rate of £1.00 = $1.26.

Employment Agreements; Potential Payments Upon Termination or Change in Control

The material terms of the severance agreements we have entered into with our NEOs are summarized below.

Employment Agreement of James McCullough

James McCullough, our Chief Executive Officer, is employed by Renalytix AI, Inc., our wholly owned U.S. subsidiary, and entered into an employment agreement with Renalytix AI, Inc. in November 2018.

Mr. McCullough also entered into a separate appointment letter with us in October 2018, which governs the terms of his appointment as a director. He receives no compensation or benefits for his service as a director above those that are provided under the employment agreement.

Pursuant to the terms of the employment agreement, Mr. McCullough is entitled to annual base salary, initially $350,000, which is subject to annual review by our Remuneration Committee and to a minimum annual increase of 3%. Our Remuneration Committee approved an increase to Mr. McCullough’s annual base salary to $601,000.

Under the terms of the employment agreement, Mr. McCullough is also: (1) eligible for an annual cash bonus in the sole discretion of the Remuneration Committee; (2) entitled to participate on the same basis as similarly situated employees in our benefit plans in effect from time to time during his employment; and (3) entitled to five weeks’ holiday per annum.

Mr. McCullough is employed at-will. If his employment is terminated by us without “Cause,” as defined in the employment agreement, and in circumstances constituting a “separation from service,” as defined in the U.S. Treasury Regulation Section 1.409A-1(h), or by Mr. McCullough with “Good Reason,” as defined in the employment agreement, Mr. McCullough is entitled to be paid his salary and benefits in the usual way up to his termination date and, provided he complies with certain conditions including execution of a release, is entitled to receive the following severance benefits:

•        12 months’ base salary;

•        if elected, continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for himself and his covered dependents for up to 12 months following termination;

•        any accrued but unpaid bonus in relation to any prior year’s employment, together with a pro rata bonus in respect of the portion of the then current year worked; and

•        accelerated vesting of the portion of equity awards held by Mr. McCullough which would have vested within 12 months following the termination date had Mr. McCullough remained in employment for such period, or full vesting of all equity in the event of a “Change in Control,” as defined in the employment agreement.

In the event that Mr. McCullough’s employment is terminated by us due to his death or “Disability,” as defined in the employment agreement, he is entitled to receive any accrued but unpaid bonus in relation to any prior year’s employment, together with a pro rata bonus in respect of the portion of the then current year worked.

Mr. McCullough has also entered into an employee confidential information and invention assignment agreement with Renalytix AI, Inc., which governs matters related to confidentiality, intellectual property and post-termination covenants. Mr. McCullough is subject to confidentiality obligations which remain in place following termination of employment, and to non-solicitation and non-compete restrictive covenants for a period of 12 months post-termination of his employment.

Employment Agreement of Fergus Fleming

Fergus Fleming, our Chief Technology Officer, is employed by Renalytix AI plc, our wholly owned U.K. subsidiary, and entered into a director’s service agreement with Renalytix AI plc in November 2018. Mr. Fleming also entered into a separate appointment letter with us in October 2018, which governs the terms of his appointment as a director. He receives no compensation or benefits for his service as a director above those that are provided under the employment agreement.

Pursuant to the terms of the directors service agreement, Mr. Fleming is entitled to annual base salary, initially £200,000, which is subject to annual review by our Remuneration Committee. Our Remuneration Committee approved an increase to Mr. Fleming’s annual base salary to €252,000. Under the terms of the directors service agreement, Mr. Fleming is also: (1) entitled to become a member of any pension scheme operated by his employer, pursuant to which such employer will contribute 5% of the basic salary to the scheme each year that Mr. Fleming remains employed under the directors service agreement, (2) entitled to a car allowance, (3) entitled to participate, at his employer’s expense, in its private medical expenses insurance scheme, (3) entitled to participate in an annual employee bonus scheme, and (4) entitled to 25 working days paid holiday per annum and receive holiday pay between Christmas and New Year.

Mr. Fleming’s employment is terminable upon 12 months’ prior written notice. If his employment is terminated by us for certain specified reasons, we may terminate the directors service agreement with immediate effect without payment of compensation.

The directors service agreement also includes provisions which govern matters related to confidentiality, intellectual property and post- termination covenants. Mr. Fleming is subject to confidentiality obligations which remain in place following termination of employment, and to non-solicitation and non-compete restrictive covenants for a period of 12 months post-termination of his employment.

Employment Agreement of Michael J. Donovan

Michael J. Donovan, our Chief Medical Officer, is employed by Renalytix AI, Inc., our wholly owned U.S. subsidiary, and entered into an employment agreement with Renalytix AI, Inc. in December 2020.

Pursuant to the terms of the employment agreement, Mr. Donovan is entitled to annual base salary, initially $304,000, for 80% of his full-time work hours. Under the terms of the employment agreement, Mr. Donovan is also: (1) eligible for an annual bonus subject to the approval of the board of directors and (2) entitled to participate on the same basis as similarly situated employees in our benefit plans in effect from time to time during his employment. Mr. Donovan is employed at-will. If his employment is terminated by us without “Cause,” as defined in the employment agreement, Mr. Donovan is entitled to a severance payment equal to six months of his then-current base salary.

Mr. Donovan has also entered into an employee confidential information and invention assignment agreement with Renalytix AI, Inc., which governs matters related to confidentiality, intellectual property and post-termination covenants. Mr. Donovan is subject to confidentiality obligations which remain in place following termination of employment, and to non-solicitation and non-compete restrictive covenants for a period of 12 months post-termination of his employment.

Severance Agreement with Thomas McLain

Thomas McLain, who previously served as our President until April 30, 2024 (the “McLain Separation Date”), entered into a severance agreement, dated April 17, 2024 (the “McLain Severance Agreement”), with Renalytix AI, Inc., our wholly owned U.S. subsidiary. Pursuant to the McLain Severance Agreement, Mr. McLain received (i) his base salary for a period of six months following the McLain Separation Date (the “Severance Period”); (ii) contributions to the cost of health care continuation under the COBRA benefits until the earliest of (a) April, 2025, (b) the date Mr. McLain becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date that Mr. McLain ceases to be eligible for COBRA continuation coverage for any reason including plan termination; (iii) a pro rata portion of his annual bonus for the fiscal year ending June 30, 2024, (iv) with respect to those stock options that are already vested as of the McLain Separation Date, the ability to exercise those stock options through the original term of the applicable stock option and (v) accelerated vesting of a portion of Mr. McLain’s outstanding stock options equal to the number of stock options that would have vested if he had continued to be employed by the Company for 12 months following the McLain Separation Date, which will become vested as of the McLain Separation Date. Mr. McLain’s receipt of these benefits is contingent upon Mr. McLain’s continued compliance with ongoing obligations provided for under the McLain Severance Agreement, including non-disparagement obligations and a general release of claims.

Employment Agreement with O. James Sterling

O. James Sterling, who previously served as our Chief Financial Officer until May 24, 2024, was employed by Renalytix AI, Inc., our wholly owned U.S. subsidiary, and entered into an employment agreement with Renalytix AI, Inc. in October 2018. Pursuant to the terms of the employment agreement, Mr. Sterling was entitled to annual base salary, initially $275,000, which is subject to annual review by our Remuneration Committee and to a minimum annual increase of 3%. Our Remuneration Committee approved an increase to Mr. Sterling’s annual base salary to $423,600. Under the terms of the employment agreement, Mr. Sterling is also: (1) eligible for an annual cash bonus in the sole discretion of the Remuneration Committee and (2) entitled to five weeks’ holiday per annum.

Mr. Sterling was employed at-will. On May 24, 2024, Mr. Sterling tendered his resignation from his position as Chief Financial Officer of the Company. Mr. Sterling remained with the Company through a transition period ended June 10, 2024.

Mr. Sterling is also party to an employee confidential information and invention assignment agreement with Renalytix AI, Inc., which governs matters related to confidentiality, intellectual property and post-termination covenants. Mr. Sterling is subject to confidentiality obligations which remain in place following termination of employment, and to non-solicitation and non-compete restrictive covenants for a period of 12 months post-termination of his employment.

DIRECTOR COMPENSATION

The table below sets out, for each element of pay, a summary of how remuneration of non-executive directors is structured and how it supports the Company’s strategy.

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Cash fees and benefits
Set at a level that is sufficient to attract and retain high caliber non-executives who contribute to the business.

The Chair and the Non-Executive Directors receive fees paid in cash. Fees are paid and reviewed annually.

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance-based share incentive plans. Travel, accommodation and other business-related expenses incurred in carrying out the role as well as fees for tax advice associated with completion of international tax returns will be paid by the Company including, if relevant, any gross-up for tax.

Tax equalization and/or relocation benefits may be provided to Non-Executive Directors who are required to relocate or become tax resident in a new jurisdiction.

When reviewing fee levels and benefits, account is taken of market movements in the fees and benefits of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments.

Actual fee levels are disclosed in the annual Directors’ Remuneration Report for the relevant financial year.

Not performance related.
Equity-based awards
To facilitate share ownership and provide alignment with Shareholders.

Non-Executive Directors may receive equity awards under any equity incentive plan operated by the Company from time to time which permits their participation with careful consideration being given to ensuring their independence. Non-Executive Directors may receive an initial equity award upon appointment or election. Initial equity awards will normally vest over a specified period of time, subject generally to continued service. Vesting of equity awards may be accelerated in part or in full in connection with certain corporate events such as

There is no maximum number of equity incentive awards that may be awarded to individuals each year. However, when reviewing award levels, account is taken of market movements in equity incentive awards, Board committee responsibilities, ongoing time commitments and the general economic environment.

Non-executive directors do not participate in performance based equity incentives.

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics

a change of control. In addition, Non-Executive Directors may be granted an equity award each year which may vest in full upon grant or over time subject to continued service. If a new Non- Executive Director joins the Board following the date of grant of this annual grant in any calendar year, such Non-Executive Director may be granted a pro rata portion of the next annual grant to reflect his or her service during the relevant part of the relevant year.

We have historically provided our non-employee directors with an annual cash retainer of $14,096, which is the same for each non-employee director regardless of leadership position or committee membership.

2024 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board during the year ended June 30, 2024 by our non-employee directors. James McCullough, our Chief Executive Officer, and Fergus Fleming, our Chief Technology Officer, serve on the Board but do not receive any compensation for service as a director. Information about compensation for Messrs. McCullough and Fleming during the year ended June 30, 2024 is set forth above under “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Catherine Coste	68,145	—	—	68,145
Daniel J. Levangie(1)	65,019	—	—	65,019
Erik Lium, Ph.D.(2)	—	—	—	—
Chirag R. Parikh, Ph.D., M.D.(3)	11,357	—	—	11,357
Timothy Scannell(4)	14,385	—	—	14,385
Christopher Mills	—	—	—	—

____________

(1)      Resigned effective as of October 31, 2024.

(2)      Dr. Lium sits on our board as a representative of the Icahn School of Medicine at Mount Sinai.

(3)      Resigned effective as of December 5, 2023.

(4)      Resigned as a director effective as of October 18, 2023.

The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of June 30, 2024:

Name
Daniel J. Levangie(1)	135,000
Erik Lium, Ph.D.(2)	204,501
Christopher Mills	—
Chirag R. Parikh, Ph.D., M.D.(3)	115,724
Timothy Scannell(4)	40,000
Catherine Coste	285,000

____________

(1)      Mr. Levangie resigned as a director effective October 31, 2024.

(2)      Dr. Lium sits on our Board as a representative of the Icahn School of Medicine at Mount Sinai. Mount Sinai receives all fees payable in respect of Dr. Lium’s service as a non-executive director, and Mount Sinai has been granted an option under our Share Option Plan in relation to such service.

(3)      Dr. Parikh resigned as a director effective December 5, 2023.

(4)      Timothy Scannell’s term as a director ended in October 2023.

In addition, each of the non-executive directors is entitled to be reimbursed for reasonable and properly documented expenses incurred in performing their duties as a director.

Compensation Committee Interlocks And Insider Participation

None of the members of our Remuneration Committee is or has been an officer or employee of our Company, nor will they be. None of our executive officers has served as a member of the Board of Directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2023 or thus far in 2024. For a description of transactions between us and members of our Remuneration Committee and affiliates of such members, as applicable, please see “Certain Relationships and Transactions with Related Persons”.

Indemnification

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to us. To the extent permitted by the Companies Act, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities. We have entered into a deed of indemnity with each of our directors and executive officers. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report on Form 10-K”), including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for AGM materials with respect to two or more Shareholders or ADS holders sharing the same address by delivering a single set of AGM addressed to those Shareholders or ADS holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Shareholders or ADS holders and cost savings for companies.

This year, a number of brokers with account holders who are our Shareholders will be “householding” the Company’s proxy materials. A single set of AGM materials will be delivered to multiple Shareholders or ADS holders sharing an address unless contrary instructions have been received from the affected Shareholders or ADS holders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of AGM materials, please notify your broker or us. Please direct contact to us at Salim Hamir, Company Secretary, Renalytix plc, 2 Leman Street, London E1W 9US, United Kingdom or by telephone at +44 20 3139 2910. Shareholders or ADS holders who currently receive multiple copies of the AGM materials at their addresses and would like to request “householding” of their communications should contact their brokers.

EACH ORDINARY SHAREHOLDER IS URGED TO SUBMIT A PROXY.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Renalytix plc for the year ended June 30, 2024

Consistent with its obligations under the Companies Act, our Board of Directors will present at the AGM our U.K. statutory annual accounts and reports for the year ended June 30, 2024, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom after the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, and auditor’s report on our U.K. accounts will be sent, or made available, separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our Shareholders have the right to call a meeting of our Shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from Shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act prohibits Shareholders of a U.K. public limited company from passing written resolutions. However, significant Shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our Shareholders.

Shareholder Proposals for 2025 Annual General Meeting

Rule 14a-8 Proposals — Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2025 annual general meeting of Shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 2 Leman Street, London E1W 9US, United Kingdom no later than 120 days before the anniversary of the date on which we sent or published our proxy materials for the AGM (or July 28, 2025). However, if the date of the 2025 annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Other Proposals — Shareholders intending to include a proposal on the agenda for the 2025 annual general meeting of Shareholders, irrespective of whether they intend to have the proposal included in our proxy statement, must comply with the requirements under our articles of association and English law. Under section 338 of the Companies Act, Shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 2 Leman Street, London E1W 9US, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to Shareholders.

To comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the AGM (or October 20, 2025).

Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable. We also encourage anyone sending in a shareholder proposal to additionally send such proposals via email to Salim Hamir, Company Secretary (shamir@renalytix.com).

Shareholder Rights

Under section 527 of the Companies Act, Shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to:

•        the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or

•        any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the Companies Act.

The Company may not require the Shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

Questions?

If you have any questions or need more information about the Meeting, please write to us at:

Salim Hamir
Company Secretary
Renalytix plc
2 Leman Street
London E1W 9US
United Kingdom

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the AGM. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Salim Hamir
Secretary
November 22, 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2024, as amended, is available without charge upon written request to: Salim Hamir, Corporate Secretary, Renalytix plc.

Annex A

Director’s Remuneration Report and Policy

RENALYTIX PLC
REMUNERATION COMMITTEE REPORT
FOR THE YEAR ENDED 30 JUNE 2024

Dear shareholder,

As the member of the Remuneration Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Renalytix PLC (the “Company” or “Renalytix”), the Directors’ remuneration report for the year ended 30 June 2024 (the “Directors’ Remuneration Report”).

The Company’s Annual Report and Accounts, along with the Directors’ Remuneration Report, will be subject to an advisory vote at the forthcoming Annual General Meeting (the “AGM”). There are no other matters that the Company requires approval for under Chapter 4A of Part 10 of the Companies Act 2006. The Directors’ Remuneration Policy (the “Remuneration Policy”) was approved by the shareholders at the Company’s AGM on 17 December 2021. We have included a copy of our current Remuneration Policy, which will remain in effect for the 2025 financial year.

Introduction

During the period covered by this Directors’ Remuneration Report, we maintained the remuneration programs and policies that the Committee established during the financial year 2024 and implemented strategic compensation initiatives designed to incentivise and retain key employees in the Company.

As we move into financial year 2025 and beyond, the Committee’s role will be to ensure that Directors and senior executives at Renalytix are appropriately compensated and incentivised to deliver growth to shareholders in a long-term and sustainable manner. The Committee seeks to accomplish this by establishing remuneration programs that are grounded in market practice, are effective at driving proper management behaviors, clearly link pay and performance and are cost efficient overall.

Corporate Governance Standards

As a public company, we are subject to corporate governance standards and regulations applicable in the United States and the United Kingdom.

The Global Marketplace for Talent

Renalytix is a biopharmaceutical company with operations in Europe and the United States. The Company plans to expand its operations in both geographic regions in line with the growth of its clinical and manufacturing activities and its plans to commercialize its products in these geographies. Given that the market for experienced directors and biopharmaceutical executive management talent, particularly in the United States, is very competitive, the Committee references the US market as the leading indicator for remuneration levels and practices. This will help attract and retain directors and motivate the superior executive management talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the United States as the primary benchmark for remuneration practices for directors and executive directors (CEO and CTO) is key for the Company as it builds its global operations in a manner designed to deliver sustainable long-term growth and shareholder value.

Committee decisions have been taken in light of the extensive benchmarking for director and executive director compensation conducted in 2023, which included a review of compensation practices of comparable companies to Renalytix in the US and Europe. In taking any actions, the Committee is mindful of the general UK compensation framework, including investor bodies’ guidance, and the UK Corporate Governance Code, and has incorporated these into its remuneration programs, policies and decisions where it believes they best serve the long-term interests of shareholders.

Annex A-1

Remuneration Program Highlights

While I recommend that you carefully read the disclosure on our programs and policies that follows this letter to help with the understanding of our approach to director compensation, I want to highlight the following aspects of our program below:

•        Pay for Performance — We believe that a significant portion of remuneration of our directors and our executive directors (CEO & CTO) should be based on achieving objectives designed to create inherent value in the Company, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our CEO includes a significant performance-based cash bonus opportunity and a large equity incentive component. Further, our directors receive equity incentives designed to reward long-term value creation for our shareholders.

•        Shareholding requirements for Executive Directors — We believe having these requirements encourages executive directors to build meaningful shareholding positions and furthers alignment of their interests with those of shareholders.

•        2024 Remuneration Outcome — As outlined above, a core principle in Renalytix’s remuneration program is the linkage between pay and performance. In financial year 2024, the annual bonuses of James McCullough our CEO and Fergus Fleming our CTO, our executive directors were based on a combination of corporate and personal objectives. The Committee determined that while Management made progress in key areas in financial year 2024 growing the business, the Company did not achieve 100% of its annual corporate objectives, and therefore no bonuses for the company executives will be paid. This outcome was based on achievements versus goals in the following key areas: technology/innovation, healthcare/commercial partnerships, insurance reimbursement, regulatory compliance, governance, inclusion, operations and underachievement of the revenue target.

•        Major Decisions and Substantial Changes regarding Directors’ Remuneration — During financial year 2024, there were no major decisions or substantial changes on our directors’ remuneration scheme except for reduction in the compensation agreed with the executives from the restructuring and dedication towards the goal of achieving breakeven within two years.

Conclusion

On behalf of the Committee, I hope you will agree that our judgements set out in this report are a sensible approach to reward and motivate our directors and our CEO to deliver sustainable growth and shareholder value over the long term and do so in a responsible and cost efficient manner.

I hope that you find the information in this report helpful and responsive to shareholders’ and other stakeholders’ expectations, and look forward to the AGM, where we hope to have your support.

Catherine Coste

Member of the Remuneration Committee

November 20, 2024

Annex A-2

DIRECTORS’ REMUNERATION POLICY

This part of the Directors’ remuneration report sets out the Directors’ remuneration policy for the Company’s directors and executive directors and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013.

The remuneration policy was approved by shareholders in a binding vote at our AGM on 17 December 2021 and took effect from the date of approval.

The policy applies for a maximum period of three years (or until a revised policy is approved by shareholders) and will therefore next need to be approved in a binding vote at the AGM in 2024.

The scenario charts have been updated to reflect the intended application of the policy for the financial year 2024 and references to prior financial years have been updated where appropriate to aid understanding. A copy of the as approved policy (including the scenario charts set out in that Policy) is in the Annual Report and Financial Statements for the financial year 2021 which is available at: https://investors.renalytixai.com/financials-and-filings/annual-and-half-year-reports. The policy is unchanged this year, and as such is not subject to a shareholder vote.

Renalytix’s remuneration policy has been designed to:

•        align to the Company’s strategy and business model;

•        attract, retain and motivate high calibre individuals who have the potential to support the growth of the Company;

•        be competitive against appropriate market benchmarks, focusing particularly on the US bio-technology sector; and

•        take account of good governance and promote the long-term success of the Company.

EXECUTIVE DIRECTOR REMUNERATION POLICY TABLE

The table below sets out, for each element of pay, a summary of how remuneration of executive directors is structured and how it supports the Company’s strategy.

Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
BASE SALARY

To attract, retain and motivate executive directors of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

	Salaries are normally reviewed annually, and changes are generally effective from 1 October.	Executive Director level salaries are determined considering industry benchmarking data. There is no prescribed maximum annual salary or salary increase.	No formal metrics, although any increases take account of Company performance and the individual performance of the Executive Director.

Annex A-3

Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Base salary is designed to provide an appropriate level of fixed income to avoid an over-reliance on variable pay elements that could encourage excessive risk taking.

The annual salary review of the Executive Directors takes into consideration a number of factors, including:

•   scope of the individual’s responsibilities;

•   abilities, experience and performance of the individual;

•   business performance;

•   salary increases awarded to the overall employee population;

•   market competitiveness and US and UK market practice; and

•   the underlying rate of inflation.

Base salary increases are awarded at the discretion of the Committee; however, the Committee is guided by the general increase for the broader employee population but may decide to award a lower increase for Executive Directors or exceed this to recognize, for example, an increase in the scale, scope or responsibility of the role and/or take account relevant market movements.

Executive Director level salary increases are approved by the Board in line with corporate performance and are consistent with positions held.

BENEFITS
Benefits in kind offered to Executive Directors are provided on a market- competitive basis, to assist with their recruitment and retention.	The Company aims to offer benefits that are in line with the Executive Directors’ local market and those offered to the wider workforce.	There is no defined maximum value for benefits, but the Committee will consider the aggregate value of any such benefits when determining what should be offered.	Not performance related.
PENSION
The Company aims to provide a contribution towards life in retirement.

Depending on their location and comparable benefits offered to local employees, Executive Directors may be eligible to receive employer contributions to a defined contribution pension scheme or a cash supplement in lieu of such contributions, or a mixture of both.

		The maximum employer pension contribution or cash in lieu amount will be a percentage of annual base salary aligned with that provided to other senior executives in the Executive Director’s location.	Not performance related.

Annex A-4

Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
ANNUAL BONUS
An annual bonus rewards the achievement of objectives that support the Company’s corporate goals and delivery of the business strategy.

Bonuses are determined based on objectives that are agreed with the Committee, and the Board, at the start of each financial year although the Committee retains the discretion to amend objectives during the year if it considers that objectives are no longer appropriate.

Different performance measures and weightings may be used each year, as agreed with the Committee, to take into account changes in the business strategy. Bonuses are normally paid in cash (but may be paid in the form of an equity award, at the discretion of the Committee).

Executive Director level bonuses are approved by the Board in line with corporate performance and are consistent with positions held.

Performance measures are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value. The annual bonus will be based on corporate measures, including, but not limited to, financial and/or strategic measures. Bonus measures are reviewed at least annually and the Committee has the discretion to change the measures or to introduce new measures when it deems appropriate.

EQUITY INCENTIVE PLAN (‘EIP’)
To attract, motivate, retain and reward for long-term, sustainable performance linked to corporate strategy and provide alignment with shareholders’ interests.

Equity awards granted to Executive Directors may take the form of options, restricted shares, performance share units, restricted share units, or other forms of awards granted in accordance with the discretionary EIP that may be in place from time to time.

The Executive Directors received a grant under the EIP’s predecessor plan upon listing on AIM and it is intended that top-up awards shall be issued under the EIP from time to time in the discretion of the Committee.

There is no maximum opportunity for equity incentives. However, the Committee will generally assess the position at similar sized comparative companies prior to making any award to ensure that any awards are aligned to the market.

Vesting of equity awards is generally subject to continued employment and may also be subject to the achievement of performance conditions aligned with the Company’s strategic plan. Measures, their weightings and the period over which performance is tested will be determined by the Committee.

The Committee will select the most appropriate form of EIP for awards each year and/or each individual grant. Vesting of equity awards may be accelerated in part or in full in connection with certain corporate events such as a change of control.

Annex A-5

Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
ALL EMPLOYEE EQUITY PLANS
Encourages employee share ownership and therefore increases alignment of interests with shareholders.	The Company may, from time to time, operate tax-advantaged share plans for which Executive Directors would be eligible on the same basis as all other eligible employees.	Within the limits of the relevant legislation.	Not performance related.

Notes to the Executive Director Remuneration Policy Table

Legacy Arrangements

For the duration of this Remuneration Policy, the Company will honour any commitments made in respect of current or former Directors before the date on which either: (i) the Remuneration Policy becomes effective; or (ii) an individual becomes a Director, even where not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, our IPO on NASDAQ remain eligible to vest based on their original or modified terms.

Clawback Provisions

The Company does not currently have a policy on recoupment and clawback, but the Committee will keep this under review.

Shareholding Requirements

Executive directors are not currently required to build and retain a shareholding, but the Committee will keep this under review.

Annex A-6

NON-EXECUTIVE DIRECTOR REMUNERATION POLICY TABLE

The table below sets out, for each element of pay, a summary of how remuneration of non-executive directors is structured and how it supports the Company’s strategy.

Chair and Non-Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
CASH FEES AND BENEFITS
Set at a level that is sufficient to attract and retain high calibre non- executives who contribute to the business.	The Chair and the Non- Executive Directors receive fees paid in cash. Fees are paid and reviewed annually.	When reviewing fee levels and benefits, account is taken of market movements in the fees and benefits of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments.	Not performance related.

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance-based share incentive plans. Travel, accommodation and other business-related expenses incurred in carrying out the role as well as fees for tax advice associated with completion of international tax returns will be paid by the Company including, if relevant, any gross-up for tax and/or social security contributions.

Tax equalization and/or relocation benefits may be provided to Non-Executive Directors who are required to relocate or become tax resident in a new jurisdiction.

Actual fee levels are disclosed in the annual Directors’ Remuneration Report for the relevant financial year.

Annex A-7

Chair and Non-Executive Directors
Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
EQUITY-BASED AWARDS
To facilitate share ownership and provide alignment with shareholders.

Non-Executive Directors may receive equity awards under any equity incentive plan operated by the Company from time to time which permits their participation with careful consideration being given to ensuring their independence.

Non-Executive Directors may receive an initial equity award upon appointment or election. Initial equity awards will normally vest over a specified period of time, subject generally to continued service. Vesting of equity awards may be accelerated in part or in full in connection with certain corporate events such as a change of control.

In addition, Non-Executive Directors may be granted an equity award each year which may vest in full upon grant or over time subject to continued service. If a new Non-Executive Director joins the Board following the date of grant of this annual grant in any calendar year, such Non-Executive Director may be granted a pro rata portion of the next annual grant to reflect his or her service during the relevant part of the relevant year.

There is no maximum number of equity incentive awards that may be awarded to individuals each year. However, when reviewing award levels, account is taken of market movements in equity incentive awards, Board committee responsibilities, ongoing time commitments and the general economic environment.

Non-executive directors do not participate in performance-based equity incentives.

REMUNERATION FOR NEW APPOINTMENTS

Where it is necessary to appoint or replace an Executive Director, the Committee has determined that the new Executive Director will receive a compensation package in accordance with the provisions of the approved remuneration policy in force at the time of appointment but focusing on the objective of appointing the most appropriate person in the right geography.

In setting base salaries for new Executive Directors, the Committee will consider the existing salary package of the new Director, the individual’s skills, level of experience and the market rate for the role.

Annex A-8

In setting the annual performance bonus, the Committee may wish to set different performance metrics (to those of other Executive Directors) in the first year of appointment. Where it is appropriate to offer a below-median salary on initial appointment, the Committee will have the discretion to allow phased salary increases over a period of time for a newly appointed Director as the Executive gains experience in their new role, even though this may involve increases in excess of inflation and the increases awarded to the wider workforce.

Benefits and pensions will be in line with those offered to other executive directors, taking account of local market practice with relocation expenses provided at the discretion of the Committee if necessary. Tax equalization may also be considered if an executive is adversely affected by taxation due to their employment with the Group. Legal fees and other costs incurred by the individual may also be met by the Company.

The ongoing incentive opportunity offered to new recruits will be in line with that offered to existing Directors. Different measures and targets under the bonus plan or the Company’s equity incentive arrangements may be set initially taking account of the responsibilities of the individual and the point in the financial year at which they join. A new employee may be granted normal annual equity awards in the first year of employment in addition to any awards made with respect to prior employment being forfeited, which shall be excluded from any annual maximum on the size of awards.

To enable the recruitment of exceptional talent, the Committee may determine that the buy-out of remuneration forfeit from a prior employer is necessary. Where possible, any replacement remuneration will be offered on a like-for-like basis with the forfeited awards and may be in the form of cash or shares and depending whether the award forgone has similar performance conditions, may or may not be subject to performance conditions. The value of any buy-out will be limited to the value of remuneration forfeit. Where appropriate, such awards will be granted under existing share plans, however, the Committee will have discretion to make standalone awards where appropriate.

In respect of internal appointments, any commitments entered into in respect of a prior role, including variable pay elements, may be allowed to pay out according to their prior term, adjusted as relevant to take into account the appointment.

The terms of appointment for a new Non-Executive Director would be in accordance with the remuneration policy for Non-Executive Directors in force at that time.

EXECUTIVE DIRECTORS’ SERVICE CONTRACTS

James McCullough (Chief Executive Officer) is currently employed at-will pursuant to an employment agreement entered into with Renalytix AI, Inc, dated 2 November 2018 but effective on 1 November 2018. His employment may be terminated by either party at any time for any or no reason, with or without notice. Severance payments no more generous than those described in this policy will be payable to him on termination. Upon termination of his employment agreement, our Chief Executive Officer is required to resign from all other positions within the Company’s group. Following termination of his employment, our Chief Executive Officer will be bound by certain post-termination covenants.

As is customary for US executives, our Chief Executive Officer’s remuneration is subject to a “best-after-tax” cutback for excise tax calculations under section 280G of the US Internal Revenue Code of 1986, with no tax gross-up.

Fergus Fleming (Chief Technology Officer) is currently employed on an indefinite term pursuant to an employment agreement entered into with the Company dated 1 November 2018. His employment may be terminated by either party on 12 months written notice.

At its discretion, upon receipt of his written notice, or as an alternative to providing notice, terminate the employment with immediate effect and make a payment in lieu of notice, comprising base salary only, for the notice period (or remainder thereof, should notice have been given). In the event of a breach of service agreement or other summary termination of employment, no such payments will be made.

A copy of these contracts may be viewed at the Company’s head office or may be requested from the Company Secretary at the annual general meeting.

Annex A-9

NON-EXECUTIVE DIRECTORS’ TERMS OF ENGAGEMENT

All Non-Executive Directors, including the Chair, have specific terms of engagement which may be terminated on not less than six months’ notice by either party.

The remuneration of Non-Executive Directors is determined by the Board within the limits set by the Company’s articles of association and based on a review of fees and equity-based remuneration paid to Non-Executive Directors of similar companies.

A Board evaluation has been performed and the results of this exercise confirmed that all Non-Executive Directors were independent.

TERMINATION AND LOSS OF OFFICE PAYMENTS

Depending on market practice in the jurisdiction in which an Executive Director is employed, exit payments shall depend on the circumstances of termination and may be made by reference to a notice period (including a payment in lieu of notice) or employment “at-will” together with a severance payment. Where a notice period applies, this will not exceed 12 months but may be accompanied by additional severance entitlements where applicable.

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers, taking into account the facts and circumstances of each case.

US-BASED EXECUTIVES

	Termination without cause or with Good Reason[1]	Termination for cause	Termination without cause or with Good Reason1 in connection with change in control
Salary and benefits

Subject to the executive executing a release: a payment of up to 12 months’ salary and benefits including COBRA or other applicable healthcare coverage payable in equal monthly instalments or as a lump sum, at the discretion of the Committee.

		No payment.	Subject to the executive executing a release: a payment of up to 18 months’ salary and benefits and benefits payable in equal monthly instalments or as a lump sum, at the discretion of the Committee.
Annual bonus

Any earned but unpaid bonus, a pro-rata portion of the bonus that would have been due for any part year worked, plus up to one year’s target bonus, or a higher bonus at the discretion of the Committee, payable as a lump sum or on a monthly basis.

No payment.

Any earned but unpaid bonus, a pro-rata portion of the bonus that would have been due for any part year worked, plus up to 1.5 year’s target bonus, or a higher bonus at the discretion of the Committee, payable as a lump sum or on a monthly basis.

Equity incentive awards	The Company may accelerate the vesting of the portion of equity held on the termination date that would have vested over the following one year period.	Unvested awards lapse in full.	Full vesting on termination.

____________

1:       Includes, among others, a material diminution in role, a material reduction in base salary or mandated relocation, as defined by contract.

Annex A-10

NON-US BASED EXECUTIVES

When calculating termination payments for Non-US based Executives, the Committee will consider a variety of factors, including individual and Company performance, the length of service of the Executive Directors in question and, where appropriate, the obligation for the Executive Directors to mitigate loss. In the event of a change of control and ownership, the Committee may exercise its discretion to provide for additional remuneration and/or benefits for Executive Directors who leave the Company in connection with such change of control, and will take into account all relevant circumstances when making any such determination.

In the case of a ‘good leaver’ (to be determined at the discretion of the Committee) the following policy will normally apply, although the Committee retains the discretion to make payments which are no more generous than those applicable to a US based Executive Director (as described above), when viewed in the round with notice/payment in lieu of notice entitlements:

•        notice period of twelve months or payment in lieu of notice;

•        statutory redundancy payments will be made, as appropriate;

•        Executive Directors have no entitlement to a bonus payment in the event that they cease to be employed by the Company, however, they may be considered for a pro-rated award by the Committee in good leaver circumstances; and

•        any share-based entitlements granted to an Executive Director under the Company’s share and individual share contracts or share option plans will be determined based upon the relevant individual share option contracts or plan rules, and performance conditions or hurdles and vesting may be accelerated in the discretion of the Committee.

ADDITIONAL PAYMENTS

The Committee will make payment of any statutory entitlements as necessary. In addition, the Committee will retain the discretion to make additional payments in settlement of, or to compromise, an actual or potential claim in connection with a termination of any Executive Director as necessary.

The Committee reserves the right to make reasonable legal, relocation and outplacement costs, if deemed necessary.

ILLUSTRATION OF APPLICATION OF THE POLICY

Pay-For-Performance Scenario Analysis

The charts below have been updated to reflect the intended application of the policy for the 2025 financial year. A copy of the shareholder approved policy (including the scenario charts for the 2024 financial year) is in the Annual Report for the year ended 30 June 2024, which is available on the Company’s website. The charts below provide an estimate of the potential future reward opportunities for the Executive Directors, and the potential split between different elements of remuneration under different performance scenarios:

•        Minimum — fixed pay only.

•        Target (performance in line with expectations) — fixed pay, plus bonus and equity payouts at threshold level (50% of maximum).

•        Maximum (performance meets or exceeds maximum) — fixed pay, plus the maximum bonus payout and full vesting of any equity awards, based on grant-date face value of awards to be granted in financial year 2025.

Annex A-11

Fixed Pay Comprises:

•        Salaries — salary effective at 1 July 2024.

•        Benefits — an estimated value of all benefits receivable in the 2025 financial year.

•        Pension — 6% of salary for the CEO and CTO.

Pay-for-Performance Scenarios
(USD 000s)
James McCullough
Fergus Fleming
1,600
1,400
1,200
1,000
800
600
400
200
-
Minimum
Target
Maximum

Amounts are shown in thousands (USD).

Values do not include the impact of any share price appreciation over the vesting period. The reporting regulations require the disclosure of maximum total pay including the impact of a 50% increase in share price over the vesting period for equity awards subject to multi-year performance measures which is not applicable to any of our current equity awards. The equity award amounts shown above relate to share options vesting during the year using the Company’s AIM closing price at the end of the quarter in which the award vested less associated exercise price.

Statement Of Consideration Of Employees’ Pay and Remuneration Conditions Elsewhere In The Group

The Company does not formally consult with employees on the matters of Executive Director remuneration. However, the Committee is made aware of employment conditions in the wider Group. The same broad principles apply to the remuneration policy for both Executive Directors and the wider employee population. However, the remuneration for Executive Directors has a stronger emphasis on performance-related pay than for other employees. Salaries, benefits and pensions are compared to appropriate market rates in the jurisdiction in which the Executive Director is employed and is set at an appropriate level with allowance for role, responsibilities and experience.

Statement Of Consideration Of Shareholders’ Views

The Committee will consider any Shareholder feedback received at the Annual General Meeting and at meetings throughout the year, when reviewing the overall remuneration policy each year. The guidance from relevant shareholder representative bodies is also considered on an ongoing basis.

More specifically the Committee will consult with major Shareholders when proposing any significant changes to the policy in the future.

Annex A-12

ANNUAL REPORT ON REMUNERATION

This report constitutes a Directors’ Remuneration Report in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies (Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019 and section 420 of the Companies Act 2006. This report sets out the Group policy on Directors’ remuneration, including emoluments, benefits and other share-based awards made to each Director.

This section of the remuneration report provides details of how our remuneration policy was implemented during the financial year ended 30 June 2024, and how it will be implemented during the year ending 30 June 2025.

This report splits certain information into that for Executive Directors and that for Non-Executive Directors.

REMUNERATION COMMITTEE (THE “COMMITTEE”)

Governance

In its decision-making process, the Committee takes account of information from both internal and independent sources and Aon surveys. Aon was appointed as remuneration consultants by the Committee based on their expertise in the field via a competitive tender process. Aon advises the Committee on all aspects of senior executive remuneration. Aon has kept the Committee up to date on remuneration trends and corporate governance best practice. Aon does not have any other connection with the Company and is considered to be independent and objective by the Committee. During the year ended 30 June 2024, fees charged by Aon amounted to approximately USD 31,500 and this was charged on a time spent basis.

The current members of the Committee are Daniel J. Levangie (Chair) and Catherine Coste.

Remuneration Committee report

The Company’s Chief of Staff provides updates to the Committee, as required, to ensure that the Committee is fully informed about pay and performance issues throughout the Company. The Committee takes these factors into account when determining the remuneration of the Executive Directors and senior executives.

No Executive Director or employee can participate in any discussion directly relating to their own personal conditions of service or remuneration.

No conflicts of interest have arisen during the year and none of the members of the Committee has any personal financial interest in the matters discussed, other than as option holders. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the Chief Executive Officer.

Discretions Retained By The Committee

The Committee operates under the powers it has been delegated by the Board. In addition, it complies with rules that require certain matters to be put to either shareholder or Board approval. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the Remuneration Policy is fair, both to the individual director and to the shareholders. The Committee operates the Company’s remuneration plans in accordance with their rules from time to time. To maintain an efficient administrative process, the Committee retains the following discretions to apply its judgement in setting remuneration:

•        the eligibility to participate in the plans;

•        the timing of grant of awards and any payments;

•        the size of awards and payments (subject to any maximum limits set out in the policy table above and the respective plan rules);

•        the determination of whether the performance conditions have been met;

•        determining a good or bad leaver under the terms of the plan and the treatment of such leaver’s cash and equity remuneration;

•        dealing with a change of control or restructuring of the Group;

Annex A-13

•        adjustments required in certain capital events such as rights issues, corporate restructuring, events and special dividends and certain other out-of-the-ordinary events;

•        the annual review of performance and other vesting conditions for the annual bonus plan and equity awards.

In certain circumstances, such as a material acquisition/divestment of a Group business, which mean the original performance conditions are no longer appropriate, the Committee may adjust the targets, alter weightings or set different measures as necessary, to ensure the conditions achieve their original purpose and are not materially less difficult to satisfy.

The Committee may make minor amendments to the Remuneration Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment.

Directors’ Remuneration — financial year ended 30 June 2024

The total remuneration of the individual Directors who served during the period is shown below. Total remuneration is the sum of emoluments for the period in service as a director plus Company pension contributions, and the value of long-term incentive awards vesting by reference to performance in the twelve months to 30 June 2024.

Directors’ Remuneration — financial year ended 30 June 2024

	Year	Base Salary ($000s)[a]	Benefits ($000s)[b]	Bonus ($000s)[c]	EIP[d]	Pension ($000s)[e]	Total Remuneration ($000s)	Total Fixed Remuneration ($000s)	Total Variable Remuneration ($000s)
Executive Directors
James McCullough	2024	510	54	—	—	17	580	580	—
	2023	601	30	406	—	20	1,057	651	406
Fergus Fleming	2024	310	17	—	—	16	343	343	—
	2023	351	16	154	—	18	539	385	154
Non-Executive Directors
Erik Lium (Mount Sinai representative)[1]	2024	—	—	—	—	—	—	—	—
	2023	24	—	—	—	—	24	24	—
Christopher Mills	2024	—	—	—	—	—	—	—	—
	2023	24	—	—	—	—	24	24	—
Daniel Levangie	2024	65	—	—	—	—	65	65	—
	2023	24	—	—	—	—	24	24	—
Catherine Coste	2024	68	—	—	—	—	68	68	—
	2023	—	—	—	—	—	—	—	—
Chirag Parikh[2]	2024	11	—	—	—	—	11	11	—
	2023	24	—	—	—	—	24	24	—
Timothy Scannell[3]	2024	14	—	—	—	—	14	14	—
	2023	24	—	—	—	—	24	24	—

____________

Notes to the remuneration table

a.       All amounts presented were earned in respect of the financial period.

b.       This is the taxable value of benefits paid or payable in respect of the financial period. For executive directors, benefits include health, dental, vision, life and long-term disability insurance paid for by the Company

c.       The remuneration committee has concluded that executive bonuses will not be paid out for the financial year ended 30 June 2024.

d.       The amount shown relates to the market value of the EIP and other equity awards vesting during the year using the Company’s AIM closing price at the end of the quarter in which the award vested less associated exercise price.

e.       The amount shown relates to Company contributions to the defined contribution scheme, plus any cash in lieu.

1.       Dr. Lium sits on our board as a representative of the Icahn School of Medicine at Mount Sinai. This fee is invoiced annually by Mt. Sinai.

2.       Chirag Parikh resigned from the board in December 2023.

3.       Timothy Scannell resigned from the board in October 2023.

Annex A-14

ANNUAL PERFORMANCE BONUS — 2023/2024 financial year

In the 2024 financial year, all employees were eligible for an annual discretionary cash bonus, whereby performance objectives were established at the beginning of the financial year by reference to suitably challenging corporate goals.

For the 2024 financial year, no annual performance bonus was paid to any employees.

EXECUTIVE DIRECTORS’ SHARE AWARDS

Shareholdings as at 30 June 2024 for each director who has held office during the 2024 financial year are set out in the table below (together with interests held by his or her connected persons):

Directors’ Interests In Shares At 30 June 2024

Director	Total shares owned outright plus vested options	Shares owned outright	Percentage of issued share capital	Vested but not exercised	Unvested but subject to performance	Unvested and not subjected to performance
Current Directors
James McCullough[1]	2,965,140	2,746,386	1.7%	218,754	—	656,263
Fergus Fleming	1,195,869	569,481	0.3%	626,388	—	264,675
Mount Sinai (Board Seat)	24,184,227	23,979,726	14.5%	204,501	—	—
Christopher Mills[2]	14,072,500	14,072,500	8.5%	—	—	95,000
Daniel Levangie	27,500	—	—	27,500	—	107,500
Catherine Coste	—	—	—	—	—	285,000

____________

1.       James McCullough shareholding includes 2,746,386 shares held through his family trust, The McCullough 2020 Irrevocable Trust (the “Trust”).

2.       Christopher Mills is partner and Chief Investment Officer of Harwood Capital LLP. Harwood Capital LLP is Investment Manager to North Atlantic Smaller Companies Investment Trust plc and investment adviser to Oryx International Growth Fund Limited. Christopher’s shareholding is made up of 10,458,582 Ordinary Shares held by North Atlantic Smaller Companies Investment Trust PLC, 2,812,794 Ordinary Shares are held by Oryx International Growth Fund Limited and 801,124 Ordinary Shares are held by Harwood Capital LLP.

3.       Executive Directors are encouraged to build a meaningful shareholding so as to align their interests with those of shareholders but no formal shareholders requirements apply.

4.       Save as noted, no connected persons hold any interests.

Performance Graph and Table

The following graph shows Renalytix’s cumulative Total Shareholder Return (“TSR”) from the Company’s November 2018 IPO on AIM relative to the FTSE AIM All Share Index and the Nasdaq Biotech Index. These two indices were chosen due to Renalytix’s listing on both exchanges and the sector in which it operates. For the period from 6 November 2018 to 30 June 2024 Renalytix Plc data relates to AIM TSR, and from 17 July 2020 the data relates to Nasdaq TSR (as show by the separate line).

Annex A-15

TSR is defined as the return on investment obtained from holding a company’s shares over a period. It includes dividends paid, the change in capital value of the shares and any other payment made to or by shareholders within the period.

ALIGNING PAY WITH PERFORMANCE

CEO Remuneration Compared With Annual Growth In TSR:

The total remuneration figure for the CEO (James McCullough) is shown in the table below, along with the value of bonuses, and EIP vesting, as a percentage of the maximum opportunity.

James McCullough	2024 ($000s)	2023 ($000s)	2022 ($000s)
Total remuneration ($000s)	580	1,057	648
Actual bonus as a % of the maximum	0%	75%	0%
Actual share award vesting as % of the maximum ($000s)	242	—	—

Percentage Change In Remuneration Of The Directors and Employees

Set out below is the change between the financial years 2022 to 2024 in base salary, benefits, pension and annual performance bonus for all the directors and the Company’s employees.

	Percent change FY23 – FY24			Percent change FY22 – FY23			Percent change FY21 – FY22
	Salary	Benefits	Bonus	Salary	Benefits	Bonus	Salary	Benefits	Bonus
James McCullough	(15)%	81%	(100)%	0%	48%	—	3%	(68)%	(100)%
Fergus Fleming	(12)%	5%	(100)%	(7)%	1%	—	3%	(8)%	(100)%
Mount Sinai	(100)%	—	—	(9)%	—	—	—	—	—
Christopher Mills	(100)%	—	—	(9)%	—	—	—	—	—
Chirag Parikh[1]	(53)%	—	—	(73)%	—	—	—	—	—
Daniel Levangie	170%	—	—	(9)%	—	—	—	—	—
Timothy Scannell[2]	(40)%	—	—	262%	—	—	—	—	—
Catherine Coste[3]	—	—	—	—	—	—	—	—	—

____________

1.       Chirag Parikh resigned from the board in December 2023.

2.       Timothy Scannell resigned from the board in October 2023.

3.       Catherine Coste joined the board in June 2023 therefore she did not receive remuneration for the 2023 financial year (or any prior year).

Annex A-16

Relative Importance Of Spend On Pay

Total revenue and administrative expenditures have been selected as comparators for the employee costs as no dividends have been paid and these two financial measures are strong indicators of the activity within the Company and of its performance.

	2024	2023	Change ($000’s)	Change (%)
Total employee remuneration ($000s)	12,077	20,887	(8,810)	(42)%
Average number of employees	60	82	(22)	(27)%
Revenue ($000s)	2,289	3,403	(1,114)	(33)%
Administrative expenditures ($000s)	30,450	43,056	(12,606)	(29)%
No dividends distributions or share buyback transactions occurred in either 2024 or 2023	—	—	—

Statement Of Implementation Of Policy In 2024/25

Base salary:    For the 2023/2024 financial year, there was a reduction to James McCullough’s and Fergus Fleming’s base salary as part of the Company’s cost cutting measures. The 2024/2025 salary increases have not been determined but are expected to be effective 1 January 2025 and are expected to be in line with market rates for all of eligible employees, being those that had joined the business prior to 1 July 2024.

Pension and benefits:    In 2024/2025, Executive Directors are eligible for the same benefits as provided to all senior employees. The Executive Directors are each entitled to the maximum employer pension contribution of 6% of their respective base salary which is paid into a defined contribution pension scheme/paid in cash in lieu of pension contributions.

Annual performance bonus:    For 2024/2025, the Executive Directors’ annual cash bonus target payouts are still being determined by the Committee and will be disclosed in next year’s report. The Committee considers overall corporate performance and individual performance when determining the final bonus amount to be awarded to an Executive Director. Performance will be tested against targets set by the Committee at the start of the year and will comprise a combination of corporate goals and individual goals for James McCullough and Fergus Fleming.

Specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

The Chairman and non-executive directors will continue to be paid their current level of fees.

Payments For Loss Of Office (Audited Information)

There were no loss of office payments in 2023/2024.

Payments To Past Directors (Audited Information)

The Company made payments of $14,000 and $11,000 to Timothy Scannell and Chirah Parikh, respectively, for their service as directors for the financial year ended 30 June 2024. Timothy Scanell resigned from the board in October 2023 and Chirag Parikh resigned from the board in December 2023.

Clawback

The Committee shall make any required amendments to the malus and clawback policy or adopt a new Dodd-Frank compliant policy as required by the SEC and Nasdaq.

Annex A-17

Shareholder Voting On Remuneration Matters At AGM

The table below sets out the previous votes cast at our AGM in 2023 in respect of the previous Directors’ Remuneration Report and the votes cast at our AGM in 2021 in respect of the Remuneration Policy.

	Votes For		Votes Against		Votes Withheld Number
	%	Number	%	Number
Directors’ Remuneration Report	99.44%	F39,959,034	0.56%	226,856	24,973
Directors’ Remuneration Policy	70.34%	25,272,488	29.66%	10,658,539	26,932

Catherine Coste
Chair of the Remuneration Committee

November 20, 2024

Annex A-18

Annual General Meeting
The Voting Instructions must be signed, completed and received at the indicated address prior to 10:00 a.m. (New York City time) on December 13, 2024 for action to be taken.
2024 VOTING INSTRUCTIONS	This proxy is solicited on behalf of the Board of Directors	AMERICAN DEPOSITARY SHARES
Renalytix plc (the “Company”)
CUSIP No.:	75973T101.*
ADS Record Date:	November 18, 2024
Meeting Specifics:	Annual General Meeting to be held on December 19, 2024 at 11.00 a.m. (GMT) as an in-person meeting at
6 Stratton Street, London, W1J 8LD.
Meeting Agenda:	Please refer to the Company’s Notice of Annual General Meeting and other relevant documents on the Company’s website:
https://investors.renalytix.com/news-and-events/documents-and-presentations.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of July 21, 2020.
Deposited Securities:	Ordinary Shares, nominal value £0.0025 per share, of the Company.
Custodian:	Citibank, N.A. (London).

*ADS CUSIP No. is provided as a convenience only and without any liability for accuracy.

The undersigned holder, as of the ADS Record Date, of the American Depositary Share(s) issued under the Deposit Agreement (“ADSs”) and identified above, acknowledges receipt of a copy of the Depositary’s Notice of Annual General Meeting and hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof. All capitalized terms not defined herein shall have the meaning given to such term in the Deposit Agreement. The information with respect to the Meeting and the ADS Voting Instructions contained herein and in any related materials may change after the date hereof as a result of a change in circumstances (e.g., an adjournment or cancellation of the Meeting, and change in manner of holding the Meeting). The Company intends to announce any changes and updates only on its website https://www.renalytix.com. We encourage you to check the referenced Company website for any updates to the information with respect to the Meeting and the ADS Voting Instructions as it is not expected that any additional information will be distributed to you via mail or email.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under any applicable law, the provisions of the Deposit Agreement, the Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions received from the Holder of the ADSs. If the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Deposited Securities may be adversely affected.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated in the Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

RESOLUTIONS

ORDINARY RESOLUTIONS

1.       To receive and adopt the accounts for the year ended June 30, 2024 together with the reports of the Directors and the auditors thereon.

2.       To approve the Directors’ Remuneration Report.

3.       To ratify the selection of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.

4.       To re-appoint Messrs PKF Littlejohn LLP as auditors to act as such until the conclusion of the next annual general meeting of the Company at which the requirements of section 437 of the Companies Act 2006 (the “Act”) are complied with.

5.       To authorise the Directors of the Company to determine the auditors’ remuneration for the fiscal year ending June 30, 2025.

6.       To authorize under the 2020 EIP for the Board to grant the 2025 EIP Share Reserve, which will automatically increase on 1 January of each year (commencing on 1 January 2026), in an amount equal to 4% of the Company’s total issued share capital on 31 December of the preceding calendar year, subject to a maximum of 100,000,000 Incentive Options being granted under the 2020 EIP. The Board is also authorized to allot enterprise management incentive options (the “EMI Options”) to eligible employees under the 2020 EIP.

7.       To authorize the Directors of the Company to (i) allot shares or to grant rights to subscribe for or convert any security into shares up to a maximum aggregate nominal amount of £289,805.26 and (ii) allot further equity securities up to an aggregate nominal amount of £289,805.26.

SPECIAL RESOLUTIONS

8.       To authorize the Directors of the Company to allot equity securities for cash in connection with a pre-emptive offer and otherwise up to a maximum aggregate nominal amount of £289,805.26 pursuant to the authorization in Resolution 7 as if U.K. statutory pre-emption rights did not apply.

9.       To authorize share repurchases on the London Stock Exchange.

The Board of Directors recommends a FOR vote for all resolutions.

A	Issues	Renalytix plc
Resolutions
	For	Against	Abstain		For	Against	Abstain
Resolution 1	[ ]	[ ]	[ ]	Resolution 8	[ ]	[ ]	[ ]
Resolution 2	[ ]	[ ]	[ ]	Resolution 9	[ ]	[ ]	[ ]
Resolution 3	[ ]	[ ]	[ ]
Resolution 4	[ ]	[ ]	[ ]
Resolution 5	[ ]	[ ]	[ ]
Resolution 6	[ ]	[ ]	[ ]
Resolution 7	[ ]	[ ]	[ ]
B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If this Voting Instructions Card is signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an “ABSTAIN” voting instruction for such issue.

Please be sure to sign and date this Voting Instructions Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. A Voting Instructions Card executed by a corporation should be in the full name of a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)
		/	/